Form C

Cover Page

Name of issuer:

Sam Lee Laundry LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 1/2/2015

Physical address of issuer:

644 Broadway, Unit 10
San Francisco CA 94133

Website of issuer:

http://www.thespeakeasysf.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

8/30/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,558,995.00	$559,684.00
Cash & Cash Equivalents:	$45,938.00	$392,970.00
Accounts Receivable:	$265,495.00	$0.00
Short-term Debt:	$267,110.00	$0.00
Long-term Debt:	$1,247,327.00	$0.00
Revenues/Sales:	$762,763.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$1,165,395.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Sam Lee Laundry LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Geoffrey N. Libby	Managing Member	2015
Geoffrey N. Libby	Operations Manager	2015
Nicholas A. Olivero	Managing Member	2015
Nicholas A. Olivero	Creative Director	2015
David L. Gluck	Managing Member	2015
David L. Gluck	General Manager	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Silverwolf Group LLC (David Gluck)	1 Series A Unit	33.33
Geoffrey N. Libby	1 Series A Unit	33.33
Nick A. Olivero	1 Series A Unit	33.33

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> **Theatrical production is a high-risk industry and ticket sales are very difficult to predict.**

The majority of Broadway and off-Broadway commercial theatre productions fail to recoup their production costs. Of the ones that do, many do not realize significant profits. Commercial theatre projects outside of New York are comparably risky. There is no assurance that the Play will be an economic success, even if the Play receives critical acclaim. The success of any previous production of the Play in no way predicts that any subsequent production of the Play will experience similar success. Many factors beyond artistic merit contribute to the success or failure of a theatrical enterprise, including venue location and size, ticket prices, media response, external market factors and marketing activities. The availability of a certain number of tickets for the Play does not mean that the majority of those tickets will be sold. In order to maintain interest in the Play, tickets may be sold below prevailing market prices, which may reduce the profitability of the Company.

Classification of performers as independent contractors may be disallowed by the California Employment Development Department (the "EDD").

In the San Francisco Bay Area, some theatre companies operate under the auspices of one or more contracts with Actors Equity Association, the labor union representing professional actors. Many theatre companies do not operate under such union contracts. It is common practice in this region for non-union theatre companies to classify performers as independent contractors rather than payroll employees. We intend to follow this common industry practice by paying non-unionized performers on an independent contractor basis. We are aware that in recent years, several theatres in the Bay Area have been subject to audit by the California Employment Development Department (EDD), and that some such audits have resulted in letters of determination, fines and penalties related to this practice. In the event that we receive an audit by EDD, we may be required to reclassify non-unionized performers as employees, and this change (as well as possible fines or penalties) could result in a substantial increase in operating costs that could reduce the profitability of the Company.

Our debtholders do not elect the Managing Members and will not have the ability to influence management decisions.

Unlike the holders of common stock in a corporation, our debtholders will have no voting rights on matters affecting our business, and therefore investors will not have the ability to influence decisions regarding our business. Furthermore, if our debtholders are dissatisfied with the performance of our Managing Members, they will have no ability to remove or replace our Managing Members.

Managing Members may decide to close the Play at any time.

The Managing Members have the sole and unconditional right to close the Play and cease operation of Sam Lee Laundry, at any time and for any reason, either before or after the commencement of performances. A decision to close the Play prior to full repayment of loan that is the subject of this investment could result in reduced returns for investors, or investors losing some or all of their investment.

Our investment in venue development will not be recoverable.

A portion of the proceeds raised from this offering may be expended on leasehold improvements and capital equipment that shall immediately become the property of Boxcar Theatre, our producing partner and the leaseholder of the Theater. In the event that we cease operations prior to the full repayment of the loan that is the subject of this investment, debtholders shall not be entitled to liquidate such assets for the purpose of recovering their investments in our company, or for any other purpose.

There is unlikely to be any secondary market for these securities, nor the possibility of capital appreciation.

No market presently exists for resale of these debt securities and it is unlikely that one will develop. Holders of these debt securities may not assign them to another party without the consent of the Managing Members. This offering does not provide a mechanism for revaluation of Sam Lee Laundry, nor for capital appreciation of these debt securities. It is unlikely that the sale, assignment, acquisition or other disposition of these debt securities will result in appreciation of any debtholder's investment. We do not intend to have these debt securities quoted on any OTC Markets platform or listed on any exchange, now or at any point in the future.

These debt securities are unsecured and will be junior to all currently existing borrowing.

Sam Lee Laundry is not pledging any assets as security for the loan that is the subject of this investment, nor is any person or entity providing a guarantee. In addition, Sam Lee Laundry is a co-borrower with Boxcar Theatre on a non-revolving commercial line of credit with California Bank of Commerce (CBC) in the amount of $1,000,000. This CBC loan is secured by the assets of both companies and is personally guaranteed by the managing members. Furthermore, the Company has borrowed $150,000 from one of the managing members, and may in the future borrow additional funds from managing members, or investor members (collectively, "Personal Loans"). In the event of bankruptcy or business failure, the CBC loan shall be senior to all other indebtedness; Personal Loans shall have second priority; and the debt securities that are the subject of this investment shall be third priority. If company assets are insufficient to resolve the CBC loan and all Personal Loans, investors in the debt securities that are the subject of this investment may receive no portion of the proceeds from the liquidation of company assets. In the event that the Company defaults on these debt securities, the debtholders may have no recourse beyond the assets of the Company.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: Finish development of the "Chill Bar" at The Palace Theatre; continue creative development of the play; strengthen the balance sheet by replacing short-term debt and payables with long-term debt.

If we raise: **$500,000**

Use of Proceeds: Finish development of the "Chill Bar" at The Palace Theatre; continue creative development of the play; strengthen the balance sheet by replacing short-term debt and payables with long-term debt; provide cash reserve and working capital.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the

Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 2% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor annually, starting April 1, 2017. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

For investors investing as part of the first 100K of the round, they will receive 2.5x their principle investment as the repayment amount in lieu of the 2x for the portion of their investment that is part of the first 100K.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes are subordinated with respect to payment to the rights of senior indebtedness holders (as defined in each note). This means that the notes will not be repaid by the company unless and until all senior indebtedness holders have been repaid in full.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock			Choose	No
Other				
Series A Limited Liability Company Interests	1500000	1020000	No	No
Series B Limited Liability Company Interests	1000000	459551	No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities</u>. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

<u>Issuer Repurchase of Securities/Prepayment of Notes</u>. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

<u>A sale of the issuer or of assets of the issuer</u>. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has executed loan documents to be co-borrower, with Boxcar Theatre Inc., on a non-revolving line of credit in the amount of $1,000,000 issued by California Bank of Commerce. The loan terms include: loan origination date of March 1, 2016 and term of 18 months; full amortization over 18 months; interest rate of 6%; interest-only payments for first three months; fixed monthly payment of $10,000 for remainder of loan term; monthly cash collateral deposit of $60,000 for final 15 months of loan term. The Managing Members of the Company, David Gluck, Nick A. Olivero, Geoffrey N. Libby, have all signed as guarantors, as has Speakeasy Rights LLC, an entity under common control of the managing Members. This liability is carried on the Boxcar Theatre Statement of Financial Condition only and does not appear in the financial statements of the Company. As of 4/1/17, the outstanding balance of the loan was $964,560. A copy of the agreement with California Bank of Commerce is included in Appendix E: Material Agreements.

The Company has borrowed $150,000 from one of the Managing Members. The date of this loan is July 28, 2016; interest rate is 7.5%; there is no fixed repayment schedule and unpaid interest is not incorporated into principal. This loan is unsecured.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2015	Regulation D, Rule 505	Priced Round	$1,020,000	General operations
3/2016	Section 4(a)(2)	Loan	$1,000,000	General operations
7/2016	Section 4(a)(2)	Loan	$150,000	General operations
8/2016	Regulation Crowdfunding	Priced Round	$459,551	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company has borrowed $150,000 from one of the Managing Members (David Gluck). The date of this loan is July 28, 2016; interest rate is 7.5%; there is no fixed repayment schedule and unpaid interest is not incorporated into principal. This loan is unsecured.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

The Company was organized in January 2015, and from that date until the end of August 2016, our primary activities were:

(1) Raising funds for the production of the Play; (2) Casting the performers for the Play; (3) Publicizing and promoting the Play; (4) Working with Boxcar Theatre, our producing partner, on design and construction of the venue for the Play; and (5) Preparing for the principal operations of the Company by engaging staff and acquiring equipment and supplies.

Principal operations began in September 2016 and consisted of: (1) continuing the creative development of the Play and the venue; (2) performing and publicizing the Play; (3) casting replacement actors to take over roles when current acting contracts expire; and (4) continuing to raise capital for the Company.

Operating Results

We completed pre-launch activities and opened to the public on September 2, 2016. Between that date and December 31, 2016, we presented 36 performances of "The Speakeasy" before an audience of 7,495 people. The company incurred a net loss from operations of $19,137 on revenue of $762,763, and in addition expended $1,146,258 on start-up activities with no corresponding revenue. The total loss for the year was $1,165,395.

During 2015, we incurred a net loss of $58,561. From inception to December 31, 2016, the company incurred a total loss of $1,223,956. During that period, we received a total of $1,535,956 in capital contributions, and had positive net equity of $311,669 at the end of 2016.

phase of the company venue; performed and and was our initial year of operation, and no year-on-year comparisons are available. During the period, we received no revenue and incurred expenses of $57,247. The top three expense categories were producer fees ($22,500), hospitality ($6,886), and supplies and equipment ($5,990). There were no unusual or infrequent events or transactions that had material effect on our operating results during 2015.

Previous Fundraising

The Company has previously raised funds through a variety of equity offerings and loans, as follows:

1. On May 1, 2015, the Company opened "Series A," a private placement offering in accordance with SEC Regulation D Section 505. The Series A unit price was $30,000, and each Series A unit entitles its owner to receive one percent (1%) of net profits, among other benefits. Thirty-nine (39) investors participated in Series A, and the total capital raised was $1,020,000, equal to 34% of total equity in the Company. Series A closed on May 15, 2016.

2. On May 16, 2016, the Company opened "Series B," an equity crowdfunding campaign on the WeFunder platform, offered in accordance with SEC Regulation CF. The Series B unit price was $5,000, and each Series B unit entitles its owner to receive one-tenth of one percent (0.1%) of net profits, among other benefits. Eighty-nine (89) investors participated in Series B, and the total capital raised was $459,351, equal to 9.74% of total equity in the Company. The fee paid to WeFunder was three percent (3%) of capital raised. Series B closed on August 17, 2016.

3. On July 28, 2016, one of the Managing Members personally provided the Company with a loan for $150,000, unsecured, at an interest rate of 7.5% and an indefinite loan term. Repayment of this loan will be made at the discretion of the Managing Members, but shall precede any distribution of profit to Investor Members or Managing Members.

4. On October 1, 2016, certain employment agreements resulted in the vesting of employee equity awards in lieu of other compensation. The total monetary value of these awards-in-lieu was $19,700 equal to 0.4833% of equity.

5. On October 1, 2016, the Company opened "Series C," a private placement offering in accordance with SEC Regulation D Section 506(c). The Series C unit price is $50,000, and each Series A unit entitles its owner to receive one percent (1%) of net profits, among other benefits. This is offering is limited to raising no more than $300,000 and issuing no more than six (6) units. As of April 1, 2017, no Series C units had been sold and no Series C capital contributions had been accepted.

Boxcar Theatre has secured an additional $465,000 for development of the Theater, including a generous tenant improvement allowance, a grant from the City and County of San Francisco, equipment financing arrangements, and other borrowings. Boxcar has also applied a portion of its retained earnings to the project budget.

Liquidity and Capital Resources

Our primary sources of ongoing liquidity are our current cash balance, additional capital contributions that we may raise under the current Series C equity offering, the proceeds of the current WeFunder debt offering, and cash flow arising from advance ticket sales and sales of food and beverage items during performances. There is no guarantee that we will receive any additional capital contributions from the Series C Units or from the current WeFunder debt offering. As of December 31, 2017, the Company's cash balances were $45,938.

Plan of Operations

Our plan of operations is to continue to produce, promote, operate and improve the Play for as long as it remains profitable to do so.

Off-Balance Sheet Arrangements

As of December 31, 2016, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Accrued Expenses

The Company periodically accrues funds for future expenses, including marketing expenses, casting expenses, creative development expenses, production expenses, and "strike" (production wind-down) expenses. The effect of these accruals may be to reduce net profits at the same time that cash reserves are increasing. As of December 31, 2016, the Company had accrued no such expenses

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.thespeakeasysf.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Revenue Loan Agreement
- 2.5x Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- David L. Gluck
- Geoffrey N. Libby
- Nicholas A. Olivero

Appendix E: Supporting Documents



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INVEST IN THE SPEAKEASY

Critically-acclaimed San Francisco theater; over $1M in tickets already sold

105
investors

$90,345
raised of $200K-$500K goal

$100 min **INVEST**

by Wefunder Portal LLC

Revenue Share

2% of revenues | **2X** investment amount

The Speakeasy will pay investors 2% of gross revenues until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 2.5X REVENUE SHARING
Investors who fund the first $100,000 of this fundraise will receive 100% of their principal and an additional 150% on top.

INVESTOR PERKS

$500+	Free round of our killer cocktails for up to 4 guest the next time you visit
$1,000+	2-for-1 coupon for tickets to "The Speakeasy"
$2,000+	1-year complimentary Club 1923 membership
	Discount coupon for $20 applicable to any merchandise purchase
$5,000+	Additional 1-year complimentary Club 1923 membership
	Additional discount coupon for $30 applicable to any merchandise purchase
	Exclusive presale ticket access for all satellite events, including our killer New Year's Eve Party
$15,000+	House Tickets available for purchase to sold-out performances, subject to availability; complimentary tickets to any performance released on 48 hrs notice, subject to availability; discounts at The Speakeasy bar: first round on the house (up to four guests), drink the rest of the night for half price (subject to service charge based on menu prices)
$30,000+	Lifetime membership to Club 1923 with complimentary reserved cabaret seating and gaming chips every time you visit for (up to four guests)
	Free use of the Speakeasy venue for one of your private events, i.e., client appreciation party, engagement party, etc. (Labor and beverage service charged at cost.)

We've created a totally unique immersive theatre experience that's part nightclub, part stage show, and part time-machine inside our authentically recreated Prohibition-era saloon. Grab a drink and follow the actors as they move through the many rooms of The Speakeasy, playing out 35 interlocking storylines. It's a real-life "choose your own adventure" novel with surprises around every corner. Our 2014 show was profitable in just 10 weeks—now we're scaling up.



David Gluck
PRODUCER & GENERAL MANAGER, THE SPEAKEASY

OUR AMBITION

Our 2016 show sold out 5 straight weeks before doors even opened. Already, we've sold more than $1 million in tickets in the first five months. We've been called "The Next Big Thing" in San Francisco and we want to take that experience global. We envision custom-built versions of The Speakeasy in cities all over the globe, with each production growing bigger and more exciting. We want to blow peoples' minds—give them an experience that defies the laws of physics, finance, and common sense.

KEY FACTS

- Over $1 million in tickets sold, more than 8,700 people have already seen the show
- San Francisco Chronicle gave us its highest rating, the equivalent of a 5-star review
- First production in 2014: Profitable after just 14 weeks. All 75 performances sold out.
- First production in 2014: 56% investor return
- Live show with 35+ actors and 1,500+ pages of script.
- New location is 9,000 sq/ft location (3x size of original Speakeasy).

DOCUMENTS

Appendix_E1._Theater_Agmt__1_.pdf
Appendix_E2._License.pdf
Appendix_E3._Theater_Lease.pdf
Appendix_E4._Debt_Agmt.pdf
Appendix_E5._Related_Entities.pdf
Exh_A._Operating_Agmt.pdf

thespeakeasysf.com *from San Francisco CA* ENTERTAINMENT FOOD ALCOHOL THEATER BARS & CLUBS

WHY I LIKE THE SPEAKEASY

VCs famously have their list of unicorns, which supposedly represent great investments. Boxcar Theatre is actually one of the few true unicorns because it represents a unique opportunity to create tremendous cultural value AND deliver great profit. I defy you to find another investment which is capable of creating soul-satisfying theater, impressive margins, and fantastic cocktails. This team has caught lightning in a bottle and I'm privileged to come along for the ride.



Mike Sela
INVESTOR, FORMER ENGINEERING DIRECTOR AT SURVEY MONKEY, CTO AT ATIPICA

THE BUZZ ABOUT THE SPEAKEASY

There's nothing like The Speakeasy in San Francisco or anywhere else today! The atmosphere the show manages to create is incredible; you really do feel transported back to the 20s. I've been very impressed with the crew Nick and David have put together, and what they've already pulled off together. I've very much enjoyed the previews I've been getting, and the business-side of the communication has been great as well. I'm very excited to be a part of this production!

Robert-Jan Huijsman

Investor in both productions of "The Speakeasy" and Software Engineer at Google

The Speakeasy is everything I love about San Francisco.

Jennifer Metz

The Bold-Italic

The Masks Come Off When You Enter 'The Speakeasy' - No Proscenium - Medium

April 12, 2017

The play is a triumph...

This Speakeasy Lets You Go Back to the '20s - and Choose Your Own Adventure

April 10, 2017

On a wet Friday night in San Francisco, I shelter under a store awning, searching for a woman with a yellow umbrella. "Where can I get a good cup of joe?" I say when I find her. Code word approved, she directs me to a shadowy man who slips my cellphone

Poets Respond to 'The Speakeasy', A Unique, Ghostly, And Totally Immersive Theatrical Experience

April 1, 2017

by Charles Kruger. "The Speakeasy" is a theatrical experience of such depth that it takes poetry to do it justice.

No logo uploaded

Say The Magic Word | Joie de Vivre

March 16, 2017

We wish we could tell you where the insanely popular new immersive play The Speakeasy is playing, but then we'd have to...no, we wouldn't have to kill you. But still, it's a secret, and we wouldn't spill the beans, even if we had them to spill.

Shh, Don't Tell: 'The Speakeasy' Returns to San Francisco

March 10, 2017

Turn down a dark alley in North Beach, say the right password to a man in a trench coat, and a secret world of dice games, blackjack and cabaret singers will appear.

The Speakeasy Review - Live Music, Strong Drinks, and Immersive Entertainment

February 5, 2017

The Speakeasy is truly a brilliant experience that should not be missed by any fans of immersive theater.

The Speakeasy in San Francisco - Nightlife | Frommer's

January 23, 2017

An extraordinary night out, The Speakeasy is both a time warp and a head trip.

Title III Crowdfunding For Real, Part II

January 17, 2017

"When we moved from private placement to crowdfunding, I thought it was going to be like going from retail to wholesale. "

A Voyeur's Playland

January 6, 2017

On the subterranean level of the supersecret North Beach address where Boxcar Theater is preparing to host The Speakeasy , the elaborate "immersive theater experience"-slash-cocktail lounge it's rebooting this winter, there's a wall of phones.

The Bay Area Reporter Online | Vintage immersive experience

January 5, 2017

The experience has a way of glowing with increasing brightness after the fact as the marvel of this implausible enterprise can be pondered and appreciated.

Drama Talk & Drinks: The Speakeasy – “appreciate where you are in the moment”

December 24, 2016

The Verdict: Absolutely a must see. We didn't think it was possible to like this show more than the first time we reviewed it, but this new space is amazing, the show is tighter and overall the experience is more impressive.

The secret's out; 'The Speakeasy' is delightful

December 23, 2016

“The Speakeasy” deserves to be a fixture in the Bay Area theater scene.

'Speakeasy' hooch is several grades above bathtub gin

December 23, 2016

Cocktails aren’t mere backdrop in “The Speakeasy.” Instead, booze and the act of drinking it are at the absolute core of the show — both a theme in its narrative and an agent for audience immersion.

Review: 'The Speakeasy' (*****)

December 23, 2016

Looking for a spectacular last minute Christmas gift? Weren't able to win the lottery to buy tickets for "Hamilton?" Don't despair! Take the money you saved and invest in a ticket to "The Speakeasy."

It's easy to see why The Speakeasy is the hottest ticket in town

December 21, 2016

This massive achievement is a must-see event...The acting is superb, the set historically accurate, the cabaret performers extraordinary.

Inside the City's Most Beloved Not-So-Secret Gin Joint

December 20, 2016

Calling all daddies and dames: The Speakeasy's immersive theater experience is the cat's meow.

'The Speakeasy' Remains An Unpredictable, Immersive Delight In Its New North Beach Digs

December 20, 2016

The first entry point for The Speakeasy is Jack Kerouac Alley, the narrow walking street between Vesuvio and City Lights Books named for an American writer who was himself born too late to have ever had to drink in secret during Prohibition.

"The Speakeasy" Gives You the Chance to Time-Travel to 1920s San Francisco - Then Choose Your Own...

December 19, 2016

It didn't really hit me just how perfect The Speakeasy 's reproduction of a 1920s cabaret was until I went to the bathroom about halfway through the show. I was expecting the men's room to be a temporary exit from the spot-on '20s decor that

A true-to-life visit to a Prohibition bar

December 11, 2016

I met the man in the blue hat at the appointed hour in an alley in North Beach, uttered the code phrase, got a map to a secret location nearby, entered through a dark doorway, descended a steep flight of stairs, checked my coat -- and found myself in a

Full-immersion 'Speakeasy' brings visitors to 1920s San Francisco

December 10, 2016

The proprietors of Boxcar Theatre's "The Speakeasy" are doing everything they possibly can to keep patrons coming to their underground hideaway in San Francisco. "There's so much to see," says producer David Gluck, who, along with producer-

'The Speakeasy' Now Immersing San Franciscans In The World Of 1923 | Hoodline

November 28, 2016

The Speakeasy is back-but in keeping with its name, it's still a little hard to find. The interactive theater experience is now hidden away in the deep, dark recesses of a basement at 644 Broadway, far away from the prying eyes of "decent," God-fearing



Taking a Time Machine to 1920's San Francisco

November 7, 2016

On the edges of Chinatown and North Beach there's a basement gin joint that takes a secret pass code to enter. Once past the fake door of the sham clock repair shop, you find yourself inside a gambling den and cabaret that's been filled to the brim with

The Top 10 FOMO Events in San Francisco - College Magazine

November 7, 2016

The Golden Gate Bridge is so basic. San Francisco's rich history and culture offers so much more than tourist attractions-and you get four years to explore it. From free bluegrass concerts to a beach full of corgis, San Francisco will never leave you stuck

It's hard to keep mum as 'The Speakeasy' reopens

August 22, 2016

Nick A. Olivero, the creative director of "The Speakeasy," has strong opinions about illuminated exit signs. [...] if you're creating an immersive theater experience set in a speakeasy in 1923, complete with a cabaret stage, gambling tables and multiple bars,

Honey Creme tops weekend events in San Francisco

May 20, 2016

Weekly entertainment roundup. "The Speakeasy" is profiled at time mark 1:11.

The Speakeasy Becomes First Theatre Project in U.S. to Offer Equity Crowdfunding
May 17, 2016

For The Speakeasy, the Crowdfunding Regulation campaign is the last piece of a fundraising effort that has generated a total of $2.4 million toward the $3 million project budget.

Immersive Theater Piece The Speakeasy Returns This Summer In Permanent North Beach Home
May 11, 2016

The plan is to keep the play running for the long term and banking that it will be a hit like it was in the Tenderloin two years ago...

Interactive Theater-Bar The Speakeasy to Permanently Return in North Beach Space
May 10, 2016

A lot of San Francisco bars might have a prohibition-era vibe, but none can claim to be quite as elaborate as the The Speakeasy, Boxcar Theatre's immersive theatrical experience.

How this 'Speakeasy' developed a new funding model for the arts
June 22, 2015

Now, the theater production is gearing up to recreate the experience long-term in North Beach. By doing so, it's flipping the typical arts-funding model on its head as theater and other arts organizations look to find new ways to support what they do.

Best of Culture 2014
May 22, 2014

7x7 Magazine's annual Best of SF showcases all you could ever hope to eat, drink, see, buy, know, and do in the city. Here is the Best of Culture.

Speakeasy - The Closest You'll Ever Come To Time Travel - Entertainment Designer
April 14, 2014

"On your left, there is a closet. Open the door and climb through the grandfather clock." This is just one of the ways that guests enter The Speakeasy in San Francisco, an immersive theater experience that takes visitors back to 1923 to drink, gamble, and

Distillations: All the Bar's a Stage at The Speakeasy
April 2, 2014

I am thrilled to say that The Speakeasy, and its 1923 Prohibition-era club, makes a strong case for being the best bar in San Francisco. The fact that it doesn't exist only adds to the allure.

The Speakeasy is Everything I Love About San Francisco
March 3, 2014

Buy your ticket now. Like right now.

SFist Reviews: 'The Speakeasy'
February 14, 2014

As immersive, progressive performance experiences go, you aren't going to find much that isn't fun and cool about the Boxcar Theatre's latest, highly ambitious offsite project, The Speakeasy .

Boxcar builds a Prohibition club in 'Speakeasy'
February 12, 2014

The experience is rich with possibility, and period attire is encouraged so it may not immediately be clear if the blonde siren or handsome rake at the next table is an actor or a ticket-holder.

5 Immersive Dinner Theater Spectaculars Around The United States
February 4, 2014

Once arrived, you get the full speakeasy experience, including a deceptive storefront entrance, secret password requests, cabaret performances and casino games. Plus, of course, old-timey cocktails.

Password, Please: Speakeasies Become Sets, the Audience Gets Involved
January 8, 2014

Boxcar Theatre's The Speak easy , which begins previews this weekend, sounds like the most zeitgeisty show of the season, and not just because it's set in a series of totally hip time periods.

SF/Arts: Prohibition Lives in New Boxcar Production
January 1, 2014

"The Speakeasy" is Boxcar Theatre's most ambitious endeavor yet; it is an immersive, historically precise, site-specific experience that is unique.

The Speakeasy is Immersive Theatre

Our one-of-a-kind show has led to sold out performances for 5 weeks straight.

The curtain lifts the moment you step through our false-front business and enter our 1920's speakeasy, complete with illicit bar, crooked casino, and vaudeville cabaret. Enjoy killer cocktails, throw your chips down on a blackjack table, and soak it all in as the Prohibition Era unfolds around you.









"I was sitting on a fake antique couch, decked out in a suit and hat, as a group of moderately drunk women tried to figure out who around here was "real."
-SF Weekly

35+
actors

1500+
page script

$750,000
worth of tickets sold in just 4 months

Our 2014 Production Sold Out 75 Consecutive Shows

The first production proved our concept and was a runaway hit.

More than 8,300 people crammed into a tiny venue to see our 2014 show. But in June of 2015, our landlord kicked us out so a law firm could move in. But we were tenacious and found our current, 9,000sqft location and began crafting our current production that's bigger, better, and more unbelievable—using everything we learned in our first go-round.





Our first location in the Tenderloin district.

In 2014: Profitable in Just 14 Weeks

We recovered our startup cost and gave a 56% return to investors.

In the two months before we were forced to close the show, we were profitable enough to earn a return for our investors. That was a great day: sitting around the kitchen table stuffing envelopes with letters and checks for each of our investors, thanking them for their confidence and returning 100% of their money with another 56% on top.



$200K
$160K
$120K
$80K
$40K
0
May Revenue: $166,504
Profitable After 14 Weeks
January
February
March
April
May
Monthly Revenue 2014

24 weeks
Sold out

14 weeks
Until profitability

56%
Return to investors

Our 2016 Show is Three Times Bigger

We've poured $2 million into buildout of our new 9,000 sqft venue.

Two bars, a circular cabaret, a casino complete with craps, blackjack and roulette, and a one-way mirror in the chorus girls' dressing room are some of the highlights of the show. It's impossible to experience everything in one visit – or even two or three – and the plan is to so dazzle audiences that they will return again and again.





Hear From the Critics

★ ★ ★ ★ ★ The San Francisco Chronicle Gave Us Its Highest Rating







"

Part of what makes The Speakeasy such a special event are the number of intricate layers revealed—about the storyline, the set, and your experience with both—as you go along. You're given passwords and strict instructions on staying mum over the course of the evening..."

- The Bold Italic

"

I spent a lot of time trying to find The Next Big Thing in theater. Boxcar Theatre's new production, The Speakeasy, is giving the S.F. theater scene some much-needed much ado...I am thrilled to say that The Speakeasy makes a strong case for being the best bar in San Francisco."

- SF Weekly

Hear From Our Fans

Our fans say it's an experience like no other and will come back for more.









"

The Speakeasy went above and beyond expectations, the actors were brilliant and the detail was impressive. No matter what, everyone will have a unique experience as the immersive play surrounds you and can shift and change. It's fun following the story line and comparing notes with your friends at the end."

- Hannah W.

"

The ambiance at The Speakeasy is incredible. You really feel like you've gone back in time. The full theatrical experience of the event is so hard to describe because every time you go, you'll have a different experience. I expect I'll be returning again and again. And I look forward to introducing all my friends to this amazing time warp."

- David A R.

Have a Look Behind the Curtain

The Speakeasy takes you back in time. Don't believe us? Take a peak below.



The Speakeasy Trailer

"Right this way, we've been expecting you."



The Speakeasy Chorus

"This show is unlike any show I've ever directed."

Invest, and Join the Show



Dear investors and theatre fanatics,

We're crowdfunding because so many of our fans – audience members, performers, even our banker and insurance agent! – were so in love with the first production that they wanted to help the new version thrive. This is so much more than an investment that you only connect with once a month when they email you a PDF statement.

This is an investment you can touch, you can sip, you can immerse yourself in, you can talk about and share with others. Check out our investor benefits. They're intended to make you feel like big deal every time you come to visit us – and you are!

David Gluck

MEET THE FOUNDERS



David Gluck

Producer & General Manager

General Manager of "Chicago" in the West End; Managing Director of San Francisco's Magic Theatre; producer of numerous independent commercial theatre projects; Board President of Theatre Bay Area.



ing theatre
on its head

Nick Olivero

Producer & Creative Director

Co-Founder and Artistic Director of Boxcar Theatre; produced, directed, and designed more than 60 productions for Boxcar; Managing Director of Imagination Players; co-founder of Handful Players.



Geoffrey Libby

Producer & Operations Director

Veteran theatre perfomer, designer, and scenic builder with more than 15 years experience; professional bar manager and bartender.

RAISED $2,719,896 FROM 76+ INVESTORS

Randy Kirk
Retired from government, started my own business, invested in Reg A start-ups, author of published book.

Shawn Leonard Waller
Former US Marine looking to diversify my future. Semper Fi

Tyler J Kuhn
I like waffles.

Brett Zane-Ulman

Rick And Lisa Ellis

Madalynn Priester

MORE INVESTORS

DETAILS

– COLLAPSE ALL

When did "The Speakeasy" go live?

We had our first paid public performance on September 2. That was considered a "preview," which is the theatre industry term for "soft opening." Our official opening was on October 1. But we're holding off most press until December 8. We want everything to be perfect when the show gets reviewed.

How are ticket sales?

Fantastic. The first five weeks were totally sold out. In fact, we had sold $225,000 worth of tickets before our first performance. As of today (October 15), we've sold about $370,000 worth of tickets, and we're only been open for seven weeks. But there's still room to grow sales. We've been performing 2-3 shows per week, but we can expand to four shows or even five as demand increases.

What are you still working on?

One of our major goals is to create the illusion that you have actually gone back in time and are standing in 1923. So the scenic illusion has to be perfect. That means no evidence of modern technology, or even modern building materials. All the fixtures have to be authentic, including lamps and other lighting, and plumbing items such as sinks and toilets. Light switches, door knobs, everything. We're about 90% there, so we are working on getting the last 10%. Some things are really tricky, like the exit signs and smoke detectors that are required by modern building codes but have to be decorated so they look like something from an earlier time.

And also, the show is so vast that even though we rehearsed it for 13 weeks, and performed 15 previews, there are still lots of small moments that we are working to refine and perfect. The directors and choreographers are still tinkering. There are one or two costumes that aren't quite right, as well as a handful of lighting and sound effects. We're building this show to last for a long, long time, so we're not going to compromise on even the smallest details.

Where did the idea for The Speakeasy come from?

Nick came up with this concept back in 2006. Originally it was just going to be a one-night-only fundraising event for Boxcar Theatre, which is the theater company he co-founded. But as we developed the concept, it just kept getting bigger and bigger until it turned into a full-scale production with multiple rooms and dozens of characters. It's turned into this incredible imaginative sandbox: almost every day we think of new ways to make the audience lose their minds. Not all of these ideas are going to fit into the current production, some are going to have to wait for future iterations in future Speakeasies around the globe.

Are there similar experiences available?

There are other immersive theatre projects. People will compare us to "Tony and Tina's Wedding" or "Sleep No More," but really this is just like comparing "Rent" and "Oklahoma." They're both musicals, but that shared genre is where the comparisons stop.

How are you different?

In "Sleep No More" you are a complete bystander, totally outside the world of the play. In "Tony 'n Tina's," you're a part of their world, but the evening is mostly improvised—so there's no consistency in the experience. At "The Speakeasy," you are part of the world, you come dressed in period costume just like the actors, but the evening is fully scripted. There are moments of improvisation, and anyone who is willing can get drawn into the action. There's an argument for the fun that comes from an interactive, improvised show. But the consistency that comes from 1,300-plus pages of script is what is going to make the show sustainable for many years.

Over the lifetime of this production, there might be 15 or 20 actors playing a single role. We put a lot of effort into making sure that each one will come in knowing exactly who that character is, what the backstory is, and how every moment gets played. We want to keep the heart of it constant, so the show you see today will be the show you see in 10 years. Think of it as controlled chaos.

Who's your audience?

Because our show offers so many different ways to experience it, our demographic is huge. We've been attracting people from their 20s to their 80s, and they're coming for different reasons. For someone who's in their 70s or 80s, they might come to listen to the music their parents used to play. Maybe they're sitting in the cabaret watching the Vaudeville show all night long.

Then you have the twenty-five year olds, and they're running from room to room chasing a story, or maybe peeping through the two-way mirror in the dressing room because they want to see a hot chorus girl scene. Some people get drawn in by the Craps or Blackjack tables. Some people approach it as a nightclub experience. There's something for everyone.

What are some of the special ways for the audience to get involved?

There are levels on top of levels for the VIP experience. First of all, you have to come dressed appropriately, and if you don't have the wardrobe, we can take care of you. You will be able to go to our website, buy or rent a costume, and we'll deliver it to you at your home or office. A guy shows up dressed like a 1920s messenger boy, with a package wrapped in brown butcher paper and string, saying "Delivery here for Mr. Jones!" The experience begins days before you even come to the show.

Some of the costumes come with built-in characters, so you're guaranteed to be part of a scene. There's one for Sal's lawyer, and at a certain point, you'll get pulled into Sal's office, and he'll say to you, "You bring the contracts?" And you've got them, they're already tucked into the breast pocket of your suit. And then a whole scene plays out while you and Sal talk about the contracts. There's one where you get to be the mayor of San Francisco, Sunny Jim. You drink for free all night and everyone is excited to meet you. There are ten of these costumed characters every night.

We're also going to get our hands on some classic cars, Model A's or Model T's. In the upper-tier VIP packages, you get picked up in a Model A and driven to a fantastic meal in North Beach before the show.

And of course there's a VIP menu once you get to the show. Caviar, vintage wines. We're even going to try to get our hands on a bottle from 1923.

Tell us more about the one-on-one moments.

We call them our "Easter Eggs." There are thirty-five of them, one for each character in the show. An actor will single out an audience member and invite them into a hidden chamber for a private moment. That's all we're willing to reveal right now.

How did you finance the new production?

All in all, we've raised about $3 million. About $1 million came from our Series A offering, a private placement. Thirty-eight investors put in an average of about $25,000 each. Earlier this year, we did a Series B equity crowdfunding offering on Wefunder that raised $450,000 from around eighty people. On the debt side, we secured a $1 million loan from California Bank of Commerce, a really incredible group of people who just got excited about what we are doing. I don't think there's another bank on the planet that would make that kind of loan for a theatre project. The rest we pulled together: $50,000 from the City of San Francisco to compensate us for our eviction, a $50,000 line of credit from Wells Fargo, $90,000 in equipment financing, a $100,000 loan from one of the Managing Members, and a $225,000 tenant improvement allowance from our landlord. Boxcar also contributed some of its retained earnings.

We are looking to raise another $500,000 to $700,000. In addition to this revenue share debt offering on Wefunder, we have also opened another private placement equity offering. We are calling it Series C and it is only open to accredited investors with a $25,000 minimum investment, and is being offered directly by the company.

If the show is already open, why are you still raising money?

Primarily to support the continued development of the show. Even though we are performing every weekend, and audiences are loving it, the show on stage now represents only 85-90% of Nick's full artistic vision. We still have directors, designers, and choreographers on staff, tinkering with moments and making improvements. We are still perfecting the scenic illusion. And working to smooth all the operational elements, including ticket purchase, check-in, food and beverage service, and costume rental. It is absolutely going to be worth it: that last ten percent is the "wow" factor, the thing that elevates the experience from something you politely describe to friends, to something that makes you grab your friend by the lapels and say, "I saw this incredible show last night! I'm taking you there next weekend!"

The funds currently being raised will also help shore up our balance sheet, by providing working capital and an operating reserve, reducing accounts payable, and replacing short term debt.

How many people saw the first show in 2014?

We opened in January and closed in June of 2014. The theatre was tiny, only 117 people per night. More than 8,300 people packed in, representing more than 98% of our total capacity the entire time. Most of the time we were sold out up to 10 weeks in advance.

How did you finance the first show?

Theater is always hard to finance, and you've got to be creative if you're going to finance a really large-scale show. We used both a nonprofit entity, Boxcar Theatre, and an LLC, working together, so that we would have access to all means of capital. The nonprofit gave us access to grants and contributions. The LLC allowed us to invite investors into the project. A nonprofit can never pay out profits, but the LLC allows us to do that.

The project budget was $250k. Our goal was to raise $200k on the equity side, and the other $50k from grants and contributions. We fell short on the equity side, but bootstrapped the project into existence anyway, basically by managing cash flow to within an inch of its life. One of our investors told us, "You guys know how to make money scream!"

What were the original ticket prices?

The target ticket price was $65. We were initially a little bit uncertain about that $65 price, so we made discount codes widely available during the advance sales period. But as soon as the show opened, we saw that it was taking off, and turned off the discounts. Then we started moving the ticket prices up. Every time a new batch of tickets went on sale, we raised prices. They went all the way to $100, and we didn't see any price resistance. For the new show, the target price is $100, and we expect that it will move up from there.

How did you publicize the show?

We spent zero dollars on marketing. We had marketing plans, and a marketing budget, but word of mouth took over. Our publicist did a great job of getting free media coverage beyond that: we were featured in a lot of online and print and broadcast outlet.

Do you see the audience for this show growing over time?

Absolutely. This thing is built for repeat business. The scenes are happening in six different rooms simultaneously, and then there are the one-on-one experiences tucked into hidden corners, and all kinds of other surprises. We even pull a small group of ladies into the women's bathroom at one point to do a private scene for them there. So there's no way to see everything in one or two visits, it's physically impossible. It would take six or seven trips back to get the sense that you've finally seen it all—and even then, you haven't.

This is the kind of thing that locals are going to want to share with their out-of-town guests. Your friends come to visit, and you say, "Oh my god, we have this thing here called 'The Speakeasy', you have to go, and I haven't been for a year myself so I'll come with you!"

In the long run we see our audience as 50% local, 50% tourist. We'll be doing a lot of outreach to the tourist market, through traditional outlets like the concierges and the CVB, and also through social media. We already have a great relationship with AirBNB; people keep showing up at our Club 1923 events saying that AirBNB put us on their itinerary.

How quickly did you achieve profitability?

The first production (in 2014) was profitable from the day it opened. It took us fourteen weeks to recover our start-up costs, and from that point on we were earning returns for our investors. It was only ten more weeks until we got kicked out of the building, but in that ten weeks, we were profitable enough to provide a 56% return to our investors. David still says that a highlight of the whole thing for him was the day he sat at his kitchen table, stuffing envelopes with checks and letters for the investors, thanking them for their confidence and returning 100% of their money, plus 56% percent more on top.

How many previous investors are investing in this company?

There were only fourteen investors for the first show, and eleven out of the fourteen have invested in the new one. In almost every case, if they invested one unit in the first show, they've invested one unit in the new show. But the unit prices have increased dramatically. The first time around, units were $4,000 each. This time, Series A units are $30,000 units each. Almost every one of those $4,000 investors became a $30,000 investor. That was an incredible lesson in how important it is to take care of your investors.

What are some of the perks you give to investors?

This investment is fundamentally different from almost any other investment you can make. This is an investment you can touch, you can drink, and it's a party. It's your party, in fact. And we treat you that way. The perks are all about enhancing your sense of exclusivity. You get access to tickets that no one else can get. You get upgrades and freebies. Flash your membership card at the bar, and they treat you like an owner. You're going to see us there. We get to know all the investors, they become part of the extended Speakeasy family. Last year we took a theatre trip to London, and a couple of the investors came along. The year before, we brought a handful of investors to New York, took in a couple of Broadway shows and partied like rock stars in a Times Square hotel penthouse.

Can you tell us about the venue for the new production?

It was built in 1984 as a single-screen, Chinese-language cinema but the last movie was shown there 12 years ago. When we first walked in, the whole place was intact -- popcorn machine on the concessions stand, projectors in the projector booth, and the last movie shown was still in the projector! It was like you could have flipped a switch and shown a movie that night. But what we saw were the bones for a fantastic theatrical venue. Two years later, after more than $2 million invested in renovations, you'd never recognize it as former movie theater. The biggest piece of luck in this whole process was stumbling into this building and the building owners. Chris Wight and Jeff Lee are unbelievably creative, generous and experienced. They've been in the real estate game for something like thirty years each, and have done a lot of formula retail, strip malls in Stockton and that sort of thing. They were ready for something more creative. They attached themselves to us and our vision and said, "Yes, we want this in our building. What can we do to make it happen?"

The location is incredible. We're on Broadway, steps from the intersection of Columbus, on the border between San Francisco's Chinatown and North Beach neighborhoods. Columbus and Broadway has been the crossroads of history, culture, and entertainment in San Francisco for more than 100 years. This is where the Beat movement started. It was a hot-bed of filmmaking in the 1970s and 80s. Francis Ford Coppola's building is here. Back in the 1800s, this area was known as the Barbary Coast. We're around the corner from Beach Blanket Babylon, an only-in-San-Francisco theatrical phenomenon that has been running for more than 40 years. We hope to follow in their illustrious footsteps.

The anchor tenant in our building is called China Live, and it's going to be an incredibly designed Asian food-and-shopping experience. It's modeled on Eataly in New York. They're taking up three floors of the building. On the first floor you can get small plates of the best Asian street food from Shanghai to Hong Kong to Singapore. There's also a retail shop where you can buy Asian foodstuffs and cooking equipment. On the second floor, they're going to have two different cocktail lounges and a private-dining restaurant that only has eight exclusive tables. The third floor is going to have a banquet hall for special events. China Live is going to be a huge tourist draw itself, and we've been talking with them about all the different ways we can partner.

What does the space look like now?

It's full of false fronts, secret entrances and hidden passageways. We have been working our butts off to make sure that every detail is authentic to the 1920s, such as high-tank toilets and mother-of-pearl push button light switches. The lighting! Oh my god, the amount of effort put into sourcing period lighting fixtures was just insane. And everything has to pass San Francisco building code. You wouldn't believe how difficult it is to build an illegal 1920s speakeasy that passes 2016 codes. Anything that we can't make look right, we have to find a way to hide, like smoke detectors and exit signs.

What's the marketing plan?

We do marketing differently. When you're a speakeasy, you can't put ads on the sides of buses. Our brand values are authenticity, secrecy, misdirection, indulgence, and exclusivity. We believe that there are enough people in San Francisco, and around the world, who respond to these brand values to keep us going for many years. But we have to stay true to these values in our marketing as well as in our product. So we do a lot of pop-up promotional events, things that you would only hear about when you're "in the know". We encourage "analog social marketing" by giving our guests tokens they can pass along, giving friends the keys to our secret world. Our digital presence is going to be full of its own easter eggs and hidden pages. Real world objects will be the keys to unlocking online puzzles, that sort of thing.

There's a conventional component, too. We work with a traditional theatre publicist to make sure that all the right media sources are writing about us. This is especially important for the tourist market. We need to be seen in airline magazines, travel magazines, and the travel sections of all the major regional newspapers. And we need strong profiles on TripAdvisor and similar sites.

Once this production opens, what are your plans? What's the grand vision?

We've got a ten-year lease with multiple options, so we've got our San Francisco venue locked down for 25 years.

But, we also want to scale up massively. We see Speakeasies in Chicago, New York, Toronto and London, maybe even places like Austin and Detroit, where tech startups are starting to concentrate. But we also want to extend the Speakeasy concept into retail and restaurants. If this show is a $3 million project, we could see Chicago being a $75 million, or even $100 million venture to build this crazy complex of barber shops, vintage clothing shops, hat shops, old-style diners, and vintage bars, all with secret entrances that lead into a massive immersive theatre environment, with underground escape tunnels that let you emerge blocks away. After that, we want our own Speakeasy cruise ship.

What am I buying as an investor in a "revenue share loan"?

Each year, we set aside 2% of gross revenue to pay back the investors in this revenue share loan. Gross revenue includes the production company's (Sam Lee Laundry LLC) share of ticket sales, food and beverage sales, event rentals, merchandise sales, and costume rentals. Boxcar Theatre also gets a share of these revenues, as described in the "Theatrical Production Agreement" which is available to review on our Wefunder profile page. The 2% share is distributed pro-rata to all the investors in the loan. This continues each year until investors have been repaid twice the amount of their original investment. At that point, the loan is considered fully repaid, and you are no longer an investor in the company.

Being a debt-holder has some advantages over being an equity-holder. Your return on investment (and return of investment) comes from gross revenues, rather than net profits. You also have priority over equity-holders in the event of a bankruptcy (although this revenue share loan is subordinate to the $1,000,000 California Bank of Commerce loan and certain other debts). In the event that the business is wildly successful, and you get repaid your 2x investment sooner than expected, your annual ROI will increase dramatically.

Please note that the company's only activity is to produce the San Francisco production of The Speakeasy. It will not produce the play in any other cities and it does not own the underlying intellectual property. Repayment of your loan will only be made from revenue associated with the San Francisco production.

A separate company will be formed for each new production in other cities. This is typical in commercial theater, and we're following the same practice, because we're going to need liquid cash each time. Instead of diluting the original company every time, we'll just form a new company to raise additional capital. This also gives us an opportunity to reach out to local investors in each new city, and develop our community of local supporters and fans. When the time comes, if you would like to make an additional investment in the continued growth of The Speakeasy, we'd be honored to have you along for the ride.

ASK A QUESTION

Type your question here...

ASK QUESTION

Eric Reiplinger Oct 24

Hello, hoping you can help me with the math here. Based on your monthly revenue chart that you posted above, let's say you earn $150K/mo, so $1.8M for the year. 2% of that gross revenue figure, or just $36K gets distributed to investors, correct? Thanks, and congratulations on your success.



David Gluck Producer & General Manager FOUNDER Nov 7

Hi Eric, the chart above shows the revenue for the first production of "The Speakeasy," which took place during 2014 at a much smaller venue. The current production is in a venue almost three times the square footage that holds an audience at least twice as large. Our current revenue projections are in the range of $3 million to $3.5 million per year, which means the annual payment on the revenue share debt would be $60,000 to $70,000.

Your ROI will depend on how much money we actually raise. The minimum offering amount is $200K, and the max is $550K. The 2% revenue share is distributed pro-rata regardless of the amount raised by the offering. So ... if we hit these revenue projections,... [+ READ MORE]

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Case Sandberg Mar 13

Hey David, I went to the event a couple of weeks ago and loved it! I am interested in investing but had a couple questions: 1) What were gross revenues for 2016 and 2) Do you distribute financials to investors on a monthly or quarterly basis?



David Gluck Producer & General Manager FOUNDER Mar 14

Hi Case, thanks for your enthusiasm about our show! We opened our doors on September 2, 2016, and between that date and the end of the year, there were 47 paid public performances. Revenue for 2016 included $673,000 in tickets and service fees; $179,000 in food and beverage sales; $70,000 in special event fees; and $7,700 in memberships; for a total of $930,000. We distribute financial statements to investors on a quarterly basis.

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MORE QUESTIONS

RISKS SPECIFIC TO THE SPEAKEASY

1. Theatrical production is a high-risk industry and ticket sales are very difficult to predict.

The majority of Broadway and off-Broadway commercial theatre productions fail to recoup their production costs. Of the ones that do, many do not realize significant profits. Commercial theatre projects outside of New York are comparably risky. There is no assurance that the Play will be an economic success, even if the Play receives critical acclaim. The success of any previous production of the Play in no way predicts that any subsequent production of the Play will experience similar success. Many factors beyond artistic merit contribute to the success or... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

The Speakeasy is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?

LICENSE AND PRODUCTON AGREEMENT
FOR
SAN FRANCISCO PRODUCTION OF "SPEAKEASY"

This License and Production Agreement for the San Francisco production of "Speakeasy" (hereinafter referred to as the "Agreement") effective as of the Effective Date (as defined herein), by and between SPEAKEASY RIGHTS, LLC, a California limited liability company located at 224 28th Street, San Francisco, CA 94131 ("Licensor") and SAM LEE LAUNDRY, LLC, a California limited liability company located at 644 Broadway, San Francisco, CA 94133 ("Producer") in connection with the immersive, live theatrical production and show created by Licensor and currently entitled "SPEAKEASY" more particularly defined herein. The parties are herein sometimes individually referred to as a "Party" and collectively as the "Parties."

The Parties hereto hereby agree as follows:

1. Definitions.

"Gross Box Office Receipts" shall mean all monies actually received by Producer from the sale of tickets (including admission fees, entry fees, cover charges, ticketing service charges, credit card charges and seating upgrades, if any) for the San Francisco Production, less (a) sales taxes, value-added taxes, entertainment taxes, luxury taxes or other equivalent taxes actually paid and not refunded on ticket sales, (b) *bona fide* third party service charges or fulfillment fees, if any, (c) credit card payment processing fees, actually paid by Producer per ticket for the sale of such tickets, if any, and (d) tickets provided to third parties for which no payment is received (so-called "Complimentary Tickets") as authorized elsewhere in this Agreement. Gross Box Office Receipts shall not include revenue received by Producer from (a) patron rental of costumes or costume pieces, (b) patron purchase of costumes, costume pieces, merchandise, and photographs (c) on-site or advance sales of so-called "casino chips," (d) on-site or advance sales of food and beverage, and (e) on-site or advance sales of transportation and valet services and/or parking fees.

"Gross Merchandise Revenue" shall mean all monies actually received by Producer from the sale or rental of costumes, costume pieces, photographs and any and all merchandise, sold or rented in conjunction with the San Francisco Production, whether on-site or in advance, less (a) sales taxes, value-added taxes, or the equivalent actually paid and not refunded, if any, on the selling price or value of Merchandise, (b) credit card payment processing fees actually paid by Producer, if any, and (c) *bona fide* legal and other third party costs incurred in, and actually paid, to prosecute the bootlegging of Merchandise, if any.

"Gross Beverage Revenue" shall mean all monies actually received by Producer from the sale of beverages in conjunction with the San Francisco Production, whether on-site or in advance, less (a) sales taxes, value-added taxes, or the equivalent actually paid and not refunded, if any, on the selling price or value of Merchandise, and (b) credit card payment processing fees, actually paid by Producer, if any.

"Gross Food Service Revenue" shall mean all monies actually received by Producer from the sale of food in conjunction with the San Francisco Production, whether on-site or in advance, less (a) sales taxes, value-added taxes, or the equivalent actually paid and not refunded, if any, on the selling price or value of Merchandise, and (b) credit card payment processing fees, actually paid by Producer, if any.

"Gross Sponsorship Sales" shall mean all monies actually received by Producer from the sale of sponsorship(s), if any, in connection with any activities under this Agreement, less expenses incurred in procuring such sponsorship(s) and *bona fide* third party commissions actually paid for the sale of such sponsorship(s), if any.

"Licensed Property" shall mean the original titles, designs, character names and likenesses, script, dialogue, music, sound effects, choreography, words, symbols, logos, graphics, photographs, artwork, visual representations of props, stage design, costumes, sets, special effects, and any and all other original creative elements which appear in, have become directly associated with, and were depicted in any of the those certain previous productions of the Show and all of which are and shall be owned by Licensor and such original copyrights, trademarks, tradenames, trade dress, service marks and service names owned by Licensor and arising out of and which are now or later become directly associated with the Show. To the extent that Licensee seeks to include additional creative elements in or revisions to the San Francisco Production of the Show, including but not limited to script, character, and/or staging additions or revisions, Producer shall obtain Licensor's written approval for inclusion of such additional creative elements or revisions, which approval shall not be unreasonably delayed or denied, and all such additional or revised creative elements, even if not approved for inclusion in the Show by Licensor, shall enure to the benefit of and shall be solely and wholly owned by Licensor.

"The San Francisco Production" shall mean the live theatrical presentation of the Show in San Francisco, California for the duration of this Agreement incorporating the Licensed Property and such original copyrights, trademarks, tradenames, service marks and service names owned by Licensor and arising out of and which are or become directly associated with the Show.

"The Show" shall mean a speakeasy-themed, immersive, live theatrical show incorporating the Licensed Property including but not limited to all of the design, textual, musical, and staging elements owned by Licensor and such original copyrights, trademarks, tradenames, service marks and service names owned by Licensor and arising out of and which are now or become associated with the production and presentation of the Show in the Territory.

"The Term" shall mean the duration of rights described and set forth in Paragraph 6 for the run of the San Francisco Production.

"The Territory" shall mean the City and County of San Francisco, California.

2. **Grant of Rights and License.** Licensor hereby grants to Producer during the Term the exclusive right to produce and present the live San Francisco Production of the Show, in its current state and as may be revised, developed and produced in collaboration with Licensor in the Territory. In consideration of the promises, warranties, representations, obligations,

payments and agreements made or assumed by Producer, and subject to the terms and conditions hereof, Licensor hereby grants to Producer, for the Term and in the Territory, the exclusive right and license to (i) utilize and exploit the Licensed Property in connection with the development, creation, production, staging, mounting, presentation, performance, booking, selling, packaging, advertising, marketing and promotion of the San Francisco Production (including but not limited to development of a website for the San Francisco Production); (ii) utilize the Licensed Property in connection with the on-site sale (i.e., in and about the venue and area of performance of the San Francisco Production and via a web-site for the San Francisco Production) of branded merchandise; (iii) to utilize the Licensed Property in connection with securing and selling sponsorships for the San Francisco Production and (iv) to utilize the Licensed Property in any other manner or means and in all forms of media now known or hereafter created or developed which are reasonably appropriate for the advertising and promotion of the San Francisco Production. Further, to maintain the license to the Licensed Property granted herein Producer must, at a minimum, produce at least fifty (50) performances of the Show for the general public in each Production Year, as defined below, during the Term, beginning on the date of the first public performance of the San Francisco Production.

3. **Production Date.** The rights granted to Producer hereunder will terminate unless Producer presents the first public performance (including any preview performance) of the San Francisco Production in accordance with the terms of this Agreement on or before the Production Date, which shall be a date not later than December 31, 2016 ("Production Date"). At least thirty (30) days prior to the first public performance of the San Francisco Production, Producer shall notify Licensor, in writing, of the Production Date and such written notice shall establish the beginning of the Performance Year (which shall be the twelve (12) month period beginning on the month and day of the Production Date) and such notice shall be attached hereto and incorporated herein.

4. **Advance.** In consideration of the rights granted hereunder, Producer shall pay to Licensor a one-time, non-returnable advance on royalties due in accordance with paragraph 5 of this Agreement of Fifty Thousand Dollars ($50,000) ("Advance") on or before April 1, 2016, which shall be fully recoupable from all royalties stated in section 5 of this Agreement, which may be earned by Licensor hereunder. The Advance shall be paid in installments as follows:

$5,000 on April 15, 2015
$9,000 on July 15, 2015
$16,000 on February 15, 2016
$20,000 on June 15, 2016

5. **Royalties; Profit Participation.**

5.1 On a quarterly basis (annual quarters ending on March 31, June 30, September 30, and December 31) during the Term of the license hereunder for the San Francisco Production, Producer shall account in writing and pay to Licensor a royalty including the following: five percent (5%) of Gross Box Office Receipts; zero percent (0%) of Gross Merchandise Revenue; zero percent (0%) of Gross Beverage Revenue; zero percent (0%) of Gross Food Service Revenue; and zero percent (0%) of Gross Sponsorship Sales.

5.2 Notwithstanding anything to the contrary contained in this Agreement, with respect to any performances in connection with which Producer is compensated on the basis of a form of guarantees or guarantees plus a percentage ("Guaranteed Performances"), then Gross Box Office Receipts shall mean the gross receipts derived by Producer from said Guaranteed Performances.

5.3 Licensor and Producer acknowledge that there may be a significant restaurant/food-and-beverage component to the presentation of the Show. The material financial and other terms of any third-party agreement to furnish such goods and services shall be subject to the mutual approval of the Parties, which approval shall not be unreasonably delayed or denied.

5.4 All transactions and arrangements between Licensor and Producer pursuant to this Agreement shall be at arm's length and for fair market value.

6. **Accountings and Statements.** Within thirty (30) days of the close of each calendar quarter noted in section 5.1 above, Producer shall provide a written statement to Licensor setting forth the amount of any royalties due for the preceding quarterly period and further setting forth details concerning the calculation of Gross Box Office Receipts, Gross Merchandise Sales, and Gross Sponsorship Sales. The said written statement of royalties shall be accompanied by payment to Licensor of royalties due pursuant to the statement. Producer agrees to maintain and keep true and accurate books and records of account in connection with the San Francisco Production, and to retain all such records for a period of not less than two (2) years after the close of such production. Any statement delivered to Licensor as to royalties which is not objected to within one (1) year shall be deemed approved and conclusive as between the Parties. Licensor and/or its duly authorized representative shall have the right, no more than once each year, to inspect the Producer's books and records with respect to the San Francisco Production and to make extracts therefrom, on notice, during normal business hours at the offices of the Producer, provided that nothing contained herein shall be deemed to require the Producer to retain any such records for more than two (2) years. Any information or records made available to Licensor as set forth pursuant to the terms of this Paragraph shall be received by Licensor on a strictly confidential basis, shall be maintained in confidence and shall be used only for purposes of this Agreement.

7. **Duration of Rights.** Subject to Paragraph 3 and the Force Majeure clause set forth in Paragraph 17, Producer's exclusive production rights in the city and county of San Francisco shall continue so long as Producer timely provides all accountings and royalty statements hereunder and so long as Producer produces and presents the Show, without a hiatus of six (6) months or more in any Performance Year, for a minimum of fifty (50) performances in each such Performance Year. Notwithstanding anything herein to the contrary, in the event of a loss of the venue or any event that requires building, improvements, construction, repair or rectification of the venue causing the venue to be unavailable for more than six (6) months because of the approval and permitting process and/or the construction work that must be accomplished, Producer shall not be in default of this provision so long as Producer has found a substitute venue and/or commenced work on construction and is diligently pursuing building,

improvements, construction, repair or rectification, as necessary and provided further that the work is completed within eighteen (18) months of the date of the loss of the venue or other event triggering the provisions of this Paragraph.

8. **Creative Development; Approvals.**

8.1 The Parties acknowledge that the San Francisco Production will be significantly based upon the prior productions of the Show in San Francisco, it being understood that the availability of individual performers and the reasonable requirements of the venue selected for the San Francisco Production may require certain deviation from such previous productions. Producer shall consult regularly and fully with Licensor regarding all creative aspects of the San Francisco Production, including without limitation selection of principal cast, as well as selection of directors, designers, choreographers, music directors, and other creative personnel. Producer shall have exclusive management and control over the development, rehearsal and other creative aspects of the San Francisco Production. However, notwithstanding anything to the contrary herein, Licensor shall have final approval rights concerning the following elements of the San Francisco Production: any and all script revisions; all costume, scenic, lighting, sound, props, and video designs; design of all websites, social media campaigns, advertising and publicity materials; all press releases; all articles of merchandise proposed for sale by Producer; and box office operations and check-in procedures.

8.2 The Parties shall have joint approval rights concerning the venue, capital production budget and weekly operating budget for the San Francisco Production. As set forth in Paragraph 5.3 the Parties shall also jointly approve of the material financial and other terms of any third-party agreement(s) to furnish restaurant/food-and-beverage components to the presentation of the Show. Within sixty (60) days after execution of this Agreement, the Parties shall mutually agree on the final budgets for pre-production mounting of the San Francisco Production and the weekly operating budget. The capital production budget, weekly operating budget, or both, may be required to include travel and housing expenses for creative and managerial personnel of Licensor. Further, within one hundred eighty (180) days of execution of this Agreement, Producer shall provide Licensor with documentation evidencing Producer raising at least fifty percent (50%) of the capitalization reasonably required to timely mount the San Francisco Production. Producer shall determine ticket prices and discounting policy, except that at no time shall the four-week average Gross Box Office Revenue per ticket sold be less than fifty dollars ($50). Except as aforesaid, Producer shall have final approval rights and control over all financial matters affecting the San Francisco Production.

8.3 **Production and Backstage Access.** Producer understands that Licensor is now and throughout the Term hereof will be engaged in discussions with other producers, financiers and other interested parties in an effort to market the Show and mount productions of the Show in other territories. Producer will assist and cooperate with Licensor in such efforts. Accordingly, during the Term hereof Producer shall, at the request of Licensor, provide third parties designated by Licensor with reasonable access to the San Francisco venue and personnel involved in the San Francisco Production, including but not limited to access to rehearsals, table reads, production meetings, and backstage access prior to, during and following public performances of the San Francisco Production.

9. **Reservation of Rights.** All rights in and to the Show not expressly granted to Producer hereunder are hereby reserved to Licensor for Licensor's use and disposition.

10. **Billing and Credit.** Producer will provide Licensor with credit in all playbills and on the website for the San Francisco Production as follows: "The Speakeasy is licensed by Speakeasy Rights, LLC, San Francisco, CA; contact – rights@speakeasysf.com". Additionally, Producer will provide billing and credit listings to the Show's original producers, creative director(s) and head writer(s) in the form and manner reasonably requested by Licensor. Further, Licensor shall provide Producer with a production history of the Show which shall be included in all programs/playbills and the website related to the San Francisco Production. Producer shall incorporate additional creative credits as Licensor may reasonably require.

11. **Approvals.** No changes in the San Francisco Production shall be made without the written approval of Licensor, and any such changes shall become the sole property of the Licensor.

12. **Other Media; Documentary Access; Rights Releases; Marketing Assistance.** Producer shall have the right to authorize one or more radio and/or television presentations of excerpts from the Show (each such presentation not to exceed ten (10) minutes in total) for the sole purpose of exploiting and publicizing the San Francisco Production; provided, however, that Producer shall receive no compensation or profit (other than reimbursement for out-of-pocket expenses), directly or indirectly, for authorizing any such radio or television presentations. Additionally, Licensor shall have the right to make, possess, solely own and exploit audio-visual recordings and photographs of the San Francisco Production, including all personnel involved therein, in whole or part, for any purpose whatsoever, including commercial exhibition and exploitation. Producer shall cause all creative personnel involved in the San Francisco Production, including but not limited to performers, directors, designers, and musicians, to provide Licensor with the right to make and exploit such recordings without further compensation by execution of an appropriate release form, which form shall be subject to Licensor's prior approval. Further, Producer will reasonably cooperate with Licensor in all of Licensor's efforts to market the Show, including but not limited to the San Francisco Production, which cooperation includes making production personnel and creative personnel available for press interviews; as well as hosting other licensors and potential licensors of the Show in accordance with section 8.3 above.

13. **Complimentary Tickets.** During the run of the San Francisco Production, Licensor shall be entitled to four (4) Complimentary Tickets to each performance of the Show. If there is an official "opening" performance of the San Francisco Production, Licensor will receive an additional four (4) Complimentary Tickets to such opening performance of the Show. Such Complimentary Tickets shall not be sold by Licensor or anyone else and Licensor shall advise Producer within forty-eight (48) hours of each performance for which they apply as to whether such Complimentary Tickets will be actually used and if they are not going to be used, Producer shall have the right to sell such tickets. No royalties as set forth in Paragraph 5.1 shall be due or paid on Complimentary Tickets. "Complimentary Tickets" are tickets to the Show which are distributed to patrons without payment and include tickets exchanged for consideration

such as advertising, promotion or other production or promotional needs of the San Francisco Production. Licensor acknowledges that there may be circumstances in the presentation of a particular performance of the San Francisco Production where Complimentary Tickets may be distributed in order to assure a full house; however, notwithstanding the foregoing, under no circumstances shall Producer issue a number of Complimentary Tickets for a single performance that exceeds ten percent (10%) of the total audience capacity for that performance.

14. **Indemnity and Insurance.**

14.1 Producer will at all times indemnify Licensor, its officers, directors, shareholders, members, employees, affiliated individuals and entities, agents and representatives ("Licensor Indemnified Parties") against any and all claims, demands, actions or suits of any kind, brought or asserted in any manner, and all losses, costs and expenses whatsoever, including reasonable attorney's fees and expenses (the foregoing shall be herein referred to collectively as "Claims"), arising out of (i) any breach by Producer or any entity created by Producer to finance and/or produce the San Francisco Production (the "Company") of any representation, warranty or agreement of Producer herein; (ii) any business operations of or under the control of Producer or Company in connection with the activities contemplated and executed pursuant to this Agreement, (iii) any claims by any third party, that arise from Producer's conduct in the presentation, promotion, or production of the Show pursuant to this Agreement, provided however, that such indemnities as to items (i), (ii) and (iii) shall not extend to Claims that arise due in whole or in part to the act(s) or omission(s) to act of Licensor or Licensor Indemnified Parties. Licensor will at all times indemnify Producer and all of its parent, subsidiary, related and affiliated entities and each of their officers, directors, shareholders, members, employees, agents and representatives ("Producer Indemnified Parties") against any and all Claims arising out of (i) any breach by Licensor of any representation, warranty or agreement of Licensor herein; (ii) any business operations of or under the control of Licensor in connection with the activities contemplated and executed pursuant to this Agreement, (iii) any claims by any third party for infringement of copyrights, trademarks or other intellectual property or publicity rights that arise from any presentation, promotion or production of the Show pursuant to this Agreement provided however, that such indemnities as to items (i), (ii) and (iii) shall not extend to Claims that arise due in whole or in part to the act(s) or omission(s) of Producer or Producer Indemnified Parties.

14.2 Producer will add the Licensor Indemnified Parties as additional insureds to any commercial liability policy which Producer (either alone or in combination with other producers) may obtain for the San Francisco Production, covering losses including but not limited to those loss contingencies addressed in Paragraph 14.1 hereof which are typically covered under such a commercial liability policy, with a minimum combined single limit per occurrence of not less than Two Million Dollars ($2,000,000) and a deductible not greater than Ten Thousand Dollars ($10,000). If the venue requires "errors & omissions" insurance coverage, Licensor Indemnified Parties shall be named as an additional insureds. Further, Producer shall carry and name Licensor as an additional insured on the following insurance policies: (a) Liquor Liability ($1,000,000/$1,000,000 with a deductible no greater than $10,000), (b) all risks property insurance to cover leasehold improvements at the venue and theater equipment, (c) business interruption insurance ($500,000/$1,000,000 with a deductible no greater than $10,000), (d) workers' compensation and employment practices coverage ($500,000/$1,000,000) with a deductible no greater than $10,000). Producer shall provide Licensor with a certificate of such

insurance and copies of all relevant policy endorsements, and shall give Licensor at least thirty (30) days' notice of any change in policy terms or cancellation.

14.3 The indemnification obligations under this Agreement shall survive any termination of this Agreement.

15. **Representations and Warranties; Indemnities**:

15.1 Licensor's Warranties. Licensor represents and warrants: that it is a limited liability company duly organized under the laws of the State of California and that it has the full right, power and authority to enter into and to perform this Agreement and to grant the rights licensed to Producer pursuant to this Agreement. Licensor represents and warrants that the person or persons executing this Agreement on behalf of Licensor is fully authorized to execute this Agreement on behalf of Licensor. Licensor is the owner of all right, title and interest in and to the Licensed Property. Licensor represents and warrants that Licensor owns all rights in the Show granted herein and has not transferred or disposed of any rights in the Licensed Property granted to Producer hereunder. Licensor represents and warrants that it owns all rights to and/or has received all licenses, clearances, permissions and consents necessary and appropriate for the use of the music and lyrics included in the Licensed Property and that Producer shall not be required to pay any third party for the right to use and exploit the Licensed Property as set forth in this Agreement.

15.2 Producer's Warranties. Producer represents and warrants that it is a limited liability company duly organized under the laws of the State of California and that it has the full right, power and authority to enter into and to perform this Agreement. Producer represents and warrants that the person or persons executing this Agreement on behalf of Producer is fully authorized to execute this Agreement on behalf of Producer.

16. **Injunctive Relief.**

Licensor acknowledges and agrees that the exclusive rights to the Licensed Property granted to Producer under this Agreement are of a special intellectual character and have an extraordinary value. The loss of these rights, or any act by Licensor in contravention of these rights, will cause Producer irreparable injury, which will not be compensated by the right to recover damages. Accordingly, Licensor expressly agrees that the Producer shall be entitled to injunctive or other equitable relief to prevent a breach of this Agreement by Licensor, without waiving any other rights that Producer may have.

17. **Force Majeure.**

If either Party fails to perform its obligations due to strikes, lockouts, labor disputes, embargoes, acts of God, governmental restrictions, regulations or controls, judicial orders, enemy, terrorist or hostile action, civil commotion or riot, fire or other casualty or other causes (excepting financial) beyond the reasonable control of the Party obligated to perform, then that Party's performance hereunder shall be excused for a period equal to the period of such cause for failure to perform, provided however, that the Party who fails to perform must give the other Party notice within forty-eight (48) hours after the occurrence of the event causing the failure.

Notwithstanding anything to the contrary herein, if such causes of a Party's failure to perform result from any act by that Party, then such causes shall not excuse the performance of the provisions of this Agreement by that Party. If such Force Majeure condition continues for more than six (6) months, then the Parties shall meet and confer in good faith and attempt to reach a determination as to whether to terminate this Agreement.

18. **Assignment.** This Agreement is personal to Producer and may not be assigned to any other party without Licensor's prior written approval; provided, that Producer may assign all its rights and obligations to a limited liability company or other entity created by Producer to finance and produce the San Francisco Production of which Producer is one of the principals.

20. **Waiver.** A waiver by either Party of any of the terms and conditions of this Agreement in any one instance shall not be deemed to be a waiver of such term or condition for the future, or any subsequent breach thereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

21. **Notices.** All notices required form either Party hereunder shall be in writing and either delivered by hand or sent via Federal Express or other recognized air courier to the other Party at its address given below, or such subsequent address as either Party may so notify the other Party hereto:

to Licensor:

Speakeasy Rights Holding, LLC
224 28th Street
San Francisco, CA 94131

Copies of all notices to Licensor shall also be sent to its counsel, Crown, LLP, 350 Rhode Island Street, Suite 240, San Francisco, CA 94103. Attention: Owen Seitel.

to Producer:

Sam Lee Laundry, LLC
644 Broadway, Lower Level
San Francisco, CA 94133

22. **Entire Agreement; Governing Law.** This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, may not be amended except by an instrument in writing signed by both parties and supersedes any and all prior agreements between the parties as to the matters expressed herein. This Agreement shall be interpreted under and construed in accordance with the laws of the state of California applicable to agreements entered into and fully to be performed therein.

23. **Confidentiality.** In connection with the development and production of the San Francisco Production, both Parties will disclose to each other certain information regarding past exploitation of the Show and strategies for future exploitation thereof which is non-public,

confidential, and proprietary in nature (the "Confidential Information"). Both Parties acknowledge that all Confidential Information is the exclusive property of the disclosing Party and is essential to the goodwill and effective and successful conduct of the Parties' respective business interests. Both Parties agree that Confidential Information will not, without the disclosing Party's prior written consent, be disclosed or used by the recipient Party or its agents, representatives or employees, in any manner whatsoever, except in connection with the San Francisco Production. Each Party will notify the other Party immediately upon its discovery of any unauthorized use or disclosure of Confidential Information, and will cooperate with the disclosing Party in every reasonable way to regain possession of any materials containing Confidential Information and prevent their further unauthorized use or dissemination. Both Parties agree that the terms of this Agreement are and shall remain Confidential Information during and following the Term of this Agreement.

24. **Dispute Resolution.** The Parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to Judicial Arbitration and Mediation Services, Inc. ("JAMS") or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration as set forth below. Either Party may commence mediation by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The Parties agree that they will participate in the mediation in good faith and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

If the dispute is not resolved by mediation then the dispute will be submitted to binding arbitration before a single arbitrator mutually agreed by the Parties, pursuant to the rules then pertaining to JAMS arbitrations of commercial disputes. The Parties will share equally in the costs of arbitration however the arbitrator shall have discretion to award arbitration costs, including the fees of the arbitrator, but each party shall bear their own attorneys' fees and the arbitrator shall have no discretion to award attorneys' fees. The Parties shall promptly and diligently cooperate with one another, and with any arbitrator, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of any dispute or controversy between them in accordance with the terms hereof. Discovery in such proceedings shall only be allowed as permitted by the arbitrator and in determining the appropriateness of discovery the arbitrator shall consider the Parties intent that the arbitration process be efficient and cost effective. Venue for any mediation or arbitration shall be in San Francisco, California.

25. **Effective Date and Counter-parts.** This Agreement shall be effective as of April 1, 2015. This Agreement may be executed in counter-parts each of which shall be deemed an original. Upon execution the Parties shall email/pdf their respective counter-parts to the other Party to be followed up within five (5) days with originals had delivered or transmitted via overnight courier.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

LICENSOR:	PRODUCER:
SPEAKEASY RIGHTS, LLC	SAM LEE LAUNDRY, LLC
By: ________________________	By: __________________
David L. Gluck	David L. Gluck
Title: Managing Member	Title: Managing Member
Date: April 1, 2015	Date: April 1, 2015

Attachment "A"

Notice re first Production Date and Establishment of Performance Year

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "*****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Principal Amount: $1,000,000.00 **Date of Note: March 1, 2016**

PROMISE TO PAY. Boxcar Theatre, Inc; and Sam Lee Laundry LLC ("Borrower") jointly and severally promise to pay to California Bank of Commerce ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00), together with interest on the unpaid principal balance from March 1, 2016, until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 3 monthly consecutive interest payments, beginning April 20, 2016, with interest calculated on the unpaid principal balances using an interest rate of 6.000%; 14 monthly consecutive principal and interest payments of $10,000.00 each, beginning July 20, 2016, with interest calculated on the unpaid principal balances using an interest rate of 6.000%; and one principal and interest payment of $933,480.26 on September 20, 2017, with interest calculated on the unpaid principal balances using an interest rate of 6.000%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

ADDITIONAL PAYMENT REQUIREMENTS. Borrower required to make a monthly minimum deposit in the amount of **$60,000.00** (sixty-thousand dollars) to commence on **July 20, 2016** to interest bearing account **#1057306** assigned to Lender.

<u>INTEREST RATE REDUCTION INCENTIVE:</u> In the event that the balance in the assigned deposit account #1057306 reaches an amount equal to the loan balance by the specified dates below, the following interest rate reduction will be offered:

1) By December 31, 2016, the interest rate will be reduced to 4.75% for the remaining term of the loan; or

2) By March 31, 2017, the interest rate will be reduced to 5.25% for the remaining term of the loan.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: California Bank of Commerce, 3595 Mount Diablo Blvd Lafayette, CA 94549.**

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged **5.000% of the regularly scheduled payment or $25.00, whichever is greater.**

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 4.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this Note would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Insufficient Account Balance. Failure to satisfy Lender's requirement set forth in the Insufficient Account Balance section of the Assignment of Deposit Account.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Contra Costa County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A) inventory, chattel paper, accounts, equipment and general intangibles described in a Commercial Security Agreement dated March 1, 2016.

(B) deposit accounts described in an Assignment of Deposit Account dated March 1, 2016.

JURY WAIVER AND JUDICIAL REFERENCE. The parties named herein each waive their respective rights to a trial before a jury in connection with any action, proceeding, or counterclaim brought by any of the parties hereto against the other. This includes any claim by any party, claims brought by Borrower or any other party hereto as a class representative on behalf of others, and claims by a class representative on behalf of any party as a class member (so-called "class action" suits). This provision shall not apply if, at the time an action is brought, the Loan is maintained in a state where jury trial waivers are not permitted by law.

If a jury trial waiver is not permitted by law, the parties agree that all decisions of fact and law in connection with any action, proceeding or counterclaim brought by any party hereto against the other shall be decided, at the option of either party, by a referee appointed by the court in accordance with applicable state reference procedures. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Service, Inc. ("JAMS"). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The costs of the reference procedure, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred. If a party fails to pay its portion of the costs as incurred, then that party shall forfeit the right to prosecute or defend the action. The referee shall hear all pre-trial and post-trial matters, including requests for equitable relief; prepare an award with written findings of fact and conclusions of law; and apportion costs as appropriate. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender's right to set off, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property, or to comply with legal process involving accounts or other property.

The foregoing supersedes and replaces all prior dispute resolution provisions contained in documents, including, without limitation, any Related Documents executed by the parties hereto in connection with the indebtedness and all other loans or obligations of Borrower to Lender. Accordingly, in the event of any conflict between this provision and any other dispute resolution provision between the parties hereto, the terms of this provision will prevail.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: **David Gluck; Nicholas A. Olivero and Geoffrey Libby. Advances will be allowed until June 20, 2016.** Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives,

successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BOXCAR THEATRE, INC

By: ______________________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By: ______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By: ______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By: ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

THIS BUSINESS LOAN AGREEMENT dated March 1, 2016, is made and executed between Boxcar Theatre, Inc; and Sam Lee Laundry LLC ("Borrower") and California Bank of Commerce ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of March 1, 2016, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender's Security Interests; (4) evidence of insurance as required below; (5) guaranties; (6) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

MULTIPLE BORROWERS. This Agreement has been executed by multiple obligors who are referred to in this Agreement individually, collectively and interchangeably as "Borrower." Unless specifically stated to the contrary, the word "Borrower" as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers. Borrower understands and agrees that, with or without notice to any one Borrower, Lender may (A) make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower; (B) with respect to any other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (C) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower's or any other Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) determine how, when and what application of payments and credits shall be made on any indebtedness; (F) apply such security and direct the order or manner of sale of any Collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) sell, transfer, assign or grant participations in all or any part of the Loan; (H) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (I) settle or compromise any indebtedness; and (J) subordinate the payment of all or any part of any of Borrower's indebtedness to Lender to the payment of any liabilities which may be due Lender or others.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Boxcar Theatre, Inc is a non-profit corporation which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. Boxcar Theatre, Inc is duly authorized to transact business in all other states in which Boxcar Theatre, Inc is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Boxcar Theatre, Inc is doing business. Specifically, Boxcar Theatre, Inc is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Boxcar Theatre, Inc has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Boxcar Theatre, Inc maintains an office at 1415 Broderick Street, San Francisco, CA 94115. Unless Boxcar Theatre, Inc has designated otherwise in writing, the principal office is the office at which Boxcar Theatre, Inc keeps its books and records including its records concerning the Collateral. Boxcar Theatre, Inc will notify Lender prior to any change in the location of Boxcar Theatre, Inc's state of organization or any change in Boxcar Theatre, Inc's name. Boxcar Theatre, Inc shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Boxcar Theatre, Inc and Boxcar Theatre, Inc's business activities.

Sam Lee Laundry LLC is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. Sam Lee Laundry LLC is duly authorized to transact business in all other states in which Sam Lee Laundry LLC is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Sam Lee Laundry LLC is doing business. Specifically, Sam Lee Laundry LLC is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial

condition. Sam Lee Laundry LLC has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Sam Lee Laundry LLC maintains an office at 224 28th Street, San Francisco, CA 94115. Unless Sam Lee Laundry LLC has designated otherwise in writing, the principal office is the office at which Sam Lee Laundry LLC keeps its books and records including its records concerning the Collateral. Sam Lee Laundry LLC will notify Lender prior to any change in the location of Sam Lee Laundry LLC's state of organization or any change in Sam Lee Laundry LLC's name. Sam Lee Laundry LLC shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Sam Lee Laundry LLC and Sam Lee Laundry LLC's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: **None.**

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) Borrower's articles of organization or membership agreements, or (c) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Small Business Jobs Act Certification. As required by Section 4107(d)(2) of the Small Business Jobs Act of 2010, Borrower hereby certifies to Lender that the principals* of Borrower and its affiliates have not been convicted of, or pleaded nolo contendre to, a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911)).

*The term "principals" is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds a 20% or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Additional Requirements.

See ADDENDUM A: Financial Reporting Requirements and Covenants attached hereto and made a part hereof by this reference.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender's forms, and in the amounts and under the conditions set forth in those guaranties.

Names of Guarantors	Amounts
David Gluck	Unlimited
Silverwolf Group LLC	Unlimited
Nicholas A. Olivero	Unlimited
Geoffrey N. Libby	Unlimited
Speakeasy Rights LLC	Unlimited

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental

activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MESSENGER SERVICES AGREEMENT. At the request of Borrower (Client), Lender (Bank) will facilitate the delivery of Funds and Bank related documents from Client to Bank or from Bank to Client. In consideration threof, Client and Bank agree as follows:

1. Client hereby assigns Bank, as the agent of Client, to pick up and carry funds and Bank documents, on an as needed basis, and to deliver funds and/or documents to the Bank's office located at 3595 Mt. Diablo Blvd. 2nd Floor, Lafayette, CA 94549 or to the Client's location(s) as designated from time to time by the Client.
2. Client represents that it is sophisticated with respect to business transactions.
3. The messenger, whether an employee of Bank or of an independent service, shall for all purposes be considered the agent of Client. Funds and documents delivered from the Bank to the Client are deemed to be received by the Client when delivered by the Bank to the messenger at an office of the Bank. Funds and documents delivered from the Client to the Bank are not deemed to be received by the Bank until they are delivered by the messenger to the Bank at an office of the Bank.
4. Funds delivered to Bank pursuant to this Agreement must be properly endorsed. Client shall not enclose any currency, coin or negotiable securities with shipment.
5. All Funds to be deposited hereunder shall be entered by Client on Bank deposit slip as provided by Bank. The deposit tickets and/or documents must be placed and sealed in a tamper proof bag furnished by Bank and given to the messenger by Client or an authorized representative; no other type of container will be accepted by Bank.
6. Upon delivery of the funds and/or documents to Bank by the messenger, Bank is authorized to open the bag and verify the contents, and to credit the contents thereof to the account of customer or distribute documents to the appropriate individual, department or Bank operation. If the Funds to be deposited do not reconcile to the deposit ticket, Bank will deposit such contents as are found therein. The risk of any loss or shortage is expressly assumed by Client. The joint verification of the contents by two of the Bank's employees shall be deemed to be conclusive evidence of processing and handling the contents of the bag, and the risk of any loss or shortage is expressly assumed by Client, who agrees to hold Bank harmless therefore.
7. Client agrees to maintain a complete record of all items placed in the bags and in the case of loss, to promptly, diligently, and completely cooperate with Bank in the identification or replacement of the items so lost.
8. Client agrees that documents that are placed in the Bag, and are addressed to individuals or for a specific bank operation are considered received by the bank upon receipt at the Bank's address as noted above.
9. Client recognized that in following the instructions of Client, Bank may come into possession of items which parties other than Bank can deposit or claim an interest in. In that regard, Client hereby agrees to at all times indemnify and save Bank harmless from and against any and all claims, actions, whether groundless or otherwise, as well as from and against any and all liabilities, losses, damages, judgments, costs, charges, attorneys' fees, and any other expenses of every nature and character in any way related to claims by any party or parties other than Client, whether by action or non-action, with respect to any item of any nature whatsoever, alleged or claimed to have been delivered to Bank by Client.
10. Except for gross negligence or willful misconduct, Client agrees that officers and employees of Bank shall not be individually liable to Client for any action or non-action on the part of such persons.
11. Funds and/or other documents delivered by the messenger on a Bank business day after 5:00 pm will not be opened, verified, credited or considered received by the Bank until the following business day.
12. This Agreement shall continue from month-to-month until terminated by either party, by giving at least thirty days written notice to the other party. Such notice shall be delivered either personally or by first class U.S. mail, postage pre-paid, to the party at its address stated above, and shall be effective on the earlier of actual receipt or forty eight hours after depositing in the U.S. mail in the State of California. Any termination of this Agreement shall not affect the rights, duties, and obligations of the parties hereto relating to this Agreement which exist as of the effective date of such termination.

REAL ESTATE RELATED LOANS. In the event Borrower's loans in favor of Lender are secured by Real Estate Collateral, the following provision will apply:

Exculpation. Notwithstanding anything in the Related Documents to the contrary, but subject to the qualifications herein below set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Related Documents to the full extent (but only to the extent) of the security therefore, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Related Documents (collectively, the "Security Property"), (ii) if default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Related Documents, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Related Documents, and confirmation of any sale under power of sale, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower or its general or limited partners other than the Security Property except with respect to the liability described below in this section, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower

under the Related Documents, whether by judicial proceedings or exercise of power of sale, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action (a) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Related Documents, should have been delivered to Lender, (b) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Related Documents, should have been delivered to Lender, (c) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (d) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance, (e) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after any notice of default from Lender hereunder or under the Related Documents in the event of any default by Borrower hereunder or thereunder which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Lender, (f) for damage to the Security Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers, managers, members or general partners, or any agent or employee of any such persons, or any removal of all or any portion of the Security Property in violation of the terms of the Related Documents, to the full extent of the losses or damages actually incurred by Lender on account of such damage or removal, (g) for Borrower's failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property, accruing prior to the date Lender acquires actual possession and control of the Property, which would be superior to the lien or security title of the Security Instrument or the other Related Documents, to the full extent of the amount claimed by any such lien claimant, (h) for all obligations and indemnities of Borrower under the Related Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations, (i) for fraud or material misrepresentation by Borrower or any of its principals, officers, managers, members or general partners, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Borrower, any principal, officer, manager, member or general partner of Borrower, or any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Lender on account thereof and, (j) for any amounts paid to Borrower, or any of its principals, officers, managers, members or general partners, or any agent or employee of any such persons, and not delivered to Lender to be held under the Security Instrument, under leases containing early lease termination options in favor of tenants thereunder, in connection with the exercise of such tenant's lease termination rights, other than amounts paid for rent and other charges in respect of periods prior to the lease termination date. References herein to particular sections of the Related Documents shall be deemed references to such sections as affected by other provisions of the Related Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by the Note or the other obligations of Borrower under the Related Documents or the lien of the Related Documents upon the Security Property, or (2) preclude Lender from foreclosing under the Related Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this section, or (3) limit or impair in any way whatsoever the Commercial Guaranty or the Hazardous Substances Indemnity Agreement, each of even date herewith executed and delivered in connection with the indebtedness evidenced by the Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to such Commercial Guaranty or Hazardous Substances Indemnity Agreement.

JURY WAIVER AND JUDICIAL REFERENCE. The parties named herein each waive their respective rights to a trial before a jury in connection with any action, proceeding, or counterclaim brought by any of the parties hereto against the other. This includes any claim by any party, claims brought by Borrower or any other party hereto as a class representative on behalf of others, and claims by a class representative on behalf of any party as a class member (so-called "class action" suits). This provision shall not apply if, at the time an action is brought, the Loan is maintained in a state where jury trial waivers are not permitted by law.

If a jury trial waiver is not permitted by law, the parties agree that all decisions of fact and law in connection with any action, proceeding or counterclaim brought by any party hereto against the other shall be decided, at the option of either party, by a referee appointed by the court in accordance with applicable state reference procedures. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Service, Inc. ("JAMS"). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The costs of the reference procedure, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred. If a party fails to pay its portion of the costs as incurred, then that party shall forfeit the right to prosecute or defend the action. The referee shall hear all pre-trial and post-trial matters, including requests for equitable relief; prepare an award with written findings of fact and conclusions of law; and apportion costs as appropriate. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender's right to set off, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property, or to comply with legal process involving accounts or other property.

The foregoing supersedes and replaces all prior dispute resolution provisions contained in documents, including, without limitation, any Related Documents executed by the parties hereto in connection with the indebtedness and all other loans or obligations of Borrower to Lender. Accordingly, in the event of any conflict between this provision and any other dispute resolution provision between the parties hereto, the terms of this provision will prevail.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about

Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Contra Costa County, State of California.

Joint and Several Liability. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each Borrower signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means Boxcar Theatre, Inc; and Sam Lee Laundry LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust,

factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means California Bank of Commerce, its successors and assigns.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means any Note or Credit Agreement executed by Borrower in favor of California Bank of Commerce, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for any note or credit agreement.

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED MARCH 1, 2016.

BORROWER:

BOXCAR THEATRE, INC

By:____________________________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By:____________________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By:____________________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By:____________________________________
David Gluck, Managing Member of Silverwolf Group LLC

LENDER:

CALIFORNIA BANK OF COMMERCE

By:____________________________________
Authorized Signer

ADDENDUM A: FINANCIAL REPORTING REQUIREMENTS AND COVENANTS

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Borrower covenants and agrees with Lender that, so long as the Business Loan Agreement and all related documents thereto (the Loan Documents), between Borrower and Lender remain in effect, along with any and all amendments, replacements and substitutions to the Loan Documents, Borrower will:

Furnish Lender with the following financial statements:

Advance requests. Advance requests to be submitted with an updated line item budget and supporting documentation, as requested by Lender.

Consolidated Company Prepared Financial Statements. Consolidated company prepared financial statements for Boxcar Theater, Inc. and Sam Lee Laundry, LLC, within 30 days of each quarter-end beginning with June 30, 2016. Borrower's balance sheet and profit and loss statement for the period ended, prepared by Borrower.

Financial Statements. Financial statements for Boxcar Theater, Inc. and Sam Lee Laundry, LLC, within 25 days of each month-end beginning July 31, 2016. Borrower's balance sheet and income statement for the year ended, prepared by Borrower and satisfactory to Lender.

Tax Return. Federal tax returns for Sam Lee Laundry, LLC and Boxcar Theater, Inc., due within 15-days of filing, Borrower's Federal income tax returns, including K-1 schedules, if applicable, prepared by Borrower and satisfactory to Lender.

Tax Return. Federal tax returns for Speakeasy Rights LLC, due within 15-days of filing, Guarantor's Federal income tax returns, including K-1 schedules, if applicable, prepared by Guarantor and satisfactory to Lender.

Guarantor's Tax Returns. As soon as available, but in no event later than 15 days after the applicable filing date for the tax reporting period ended, Guarantor's Federal income tax returns, including K-1 schedules, if applicable, prepared by Guarantor and satisfactory to Lender.

Guarantor's Personal Financial Statement. Guarantor's Personal Financial Statement due annually, but not more often than once in each 12 month period, or at Lender's discretionary request, prepared by Guarantor and acceptable to Lender.

Monthly Deposit. Monthly deposit of no less than **$60,000.00** (sixty-thousand dollars) to interest bearing account of Sam Lee Laundry, LLC # **1057306** assigned to Lender as collateral for the subject Credit Facility; deposits to commence July 20, 2016.

Minimum Tangible Net Worth. Borrower to maintain a minimum tangible net worth not at any time less than **$1,500,000.00**, to be evaluated as of each quarter-end. The term "Tangible Net Worth" means Borrower's tangible net worth less advances to stockholders and intangible assets.

Minimum Fixed Charge Coverage Ratio. Borrower to maintain a Minimum Fixed Charge Coverage Ratio of **1.250** to **1.000**. Minimum Fixed Charge Coverage Ratio means Earnings Before Interest, Taxes Depreciation, Amortization and Property Rent divided by Debt Service, required deposit to Lender Collateral Account and Rent. This ratio will be evaluated as of each quarter-end.

Primary Deposit Accounts. Borrower is to maintain primary deposit accounts with California Bank of Commerce during the term of borrowing.

Approval Requirements. Lender's prior approval required for all investor member distributions and/or payout of any respective capital account(s).

Subordination. Subordinate any and all private party Notes; payments permitted so long as Borrower is in compliance of credit terms.

Additional Requirements.

Advance request in May 2016 subject to $100,000.00 in advanced ticket sales by April 30, 2016.

Advance request in June 2016 subject to an additional $150,000.00 in advanced ticket sales by May 31, 2016.

All advanced ticket sales credited directly to a deposit account held with Lender.

BORROWER:

BOXCAR THEATRE, INC

By:____________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By:____________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By:____________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By:____________________
David Gluck, Managing Member of Silverwolf Group LLC

LENDER:

CALIFORNIA BANK OF COMMERCE

X____________________
Authorized Signer

ASSIGNMENT OF DEPOSIT ACCOUNT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Grantor: Sam Lee Laundry LLC
224 28th Street
San Francisco, CA 94115

THIS ASSIGNMENT OF DEPOSIT ACCOUNT dated March 1, 2016, is made and executed among Sam Lee Laundry LLC ("Grantor"); Boxcar Theatre, Inc; and Sam Lee Laundry LLC ("Borrower"); and California Bank of Commerce ("Lender").

ASSIGNMENT. For valuable consideration, Grantor assigns and grants to Lender a security interest in the Collateral, including without limitation the deposit account(s) described below, to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" means the following described deposit account(s) ("Account"):

> **Account Number 1057306 held at California Bank of Commerce (the "Account"), and all existing and future amounts in the Account, and all existing and future interest and other earnings on the Account and all proceeds.**

together with (A) all interest, whether now accrued or hereafter accruing; (B) all additional deposits hereafter made to the Account; (C) any and all proceeds from the Account; and (D) all renewals, replacements and substitutions for any of the foregoing.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of either Grantor or Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower and Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower or Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

BORROWER'S WAIVERS AND RESPONSIBILITIES. Except as otherwise required under this Agreement or by applicable law, (A) Borrower agrees that Lender need not tell Borrower about any action or inaction Lender takes in connection with this Agreement; (B) Borrower assumes the responsibility for being and keeping informed about the Collateral; and (C) Borrower waives any defenses that may arise because of any action or inaction of Lender, including without limitation any failure of Lender to realize upon the Collateral or any delay by Lender in realizing upon the Collateral; and Borrower agrees to remain liable under the Note no matter what action Lender takes or fails to take under this Agreement.

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (A) this Agreement is executed at Borrower's request and not at the request of Lender; (B) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender; (C) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and (D) Lender has made no representation to Grantor about Borrower or Borrower's creditworthiness.

GRANTOR'S WAIVERS. Except as prohibited by applicable law, Grantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (B) proceed against any person, including Borrower, before proceeding against Grantor; (C) proceed against any collateral for the Indebtedness, including Borrower's collateral, before proceeding against Grantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of any collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, any collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lender's power whatsoever.

Grantor also waives any and all rights or defenses arising by reason of (A) any disability or other defense of Borrower, any other guarantor or surety or any other person; (B) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (C) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Grantor and Lender; (D) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (E) any statute of limitations in any action under this Agreement or on the Indebtedness; or (F) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate.

Grantor waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Grantor's rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Grantor waives all rights and defenses that Grantor may have because Borrower's obligation is secured by real property. This means among other things: (1) Lender may collect from Grantor without first foreclosing on any real property collateral pledged by Borrower ; and (2) If Lender forecloses on any real property collateral pledged by the Borrower : (A) The amount of the Borrower's obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (B) The Lender may collect from the Grantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Grantor may have to collect from the borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Grantor may have because the Borrower's obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Sections 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Grantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Grantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Grantor further understands and agrees that this Agreement is a separate and independent contract between Grantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Grantor acknowledges that Grantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Until all Indebtedness is paid in full, Grantor waives any right to enforce any remedy Grantor may have against Borrower or any other guarantor, surety, or other person, and further, Grantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Ownership. Grantor is the lawful owner of the Collateral free and clear of all loans, liens, encumbrances, and claims except as disclosed to and accepted by Lender in writing.

Right to Grant Security Interest. Grantor has the full right, power, and authority to enter into this Agreement and to assign the Collateral to Lender.

No Prior Assignment. Grantor has not previously granted a security interest in the Collateral to any other creditor.

No Further Transfer. Grantor shall not sell, assign, encumber, or otherwise dispose of any of Grantor's rights in the Collateral except as provided in this Agreement.

No Defaults. There are no defaults relating to the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly do everything required of Grantor under the terms, conditions, promises, and agreements contained in or relating to the Collateral.

Proceeds. Any and all replacement or renewal certificates, instruments, or other benefits or proceeds related to the Collateral that are received by Grantor shall be held by Grantor in trust for Lender and immediately shall be delivered by Grantor to Lender to be held as part of the Collateral.

Validity; Binding Effect. This Agreement is binding upon Grantor and Grantor's successors and assigns and is legally enforceable in accordance with its terms.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.

LENDER'S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. While this Agreement is in effect, Lender may retain the rights to possession of the Collateral, together with any and all evidence of the Collateral, such as certificates or passbooks. This Agreement will remain in effect until (a) there no longer is any Indebtedness owing to Lender; (b) all other obligations secured by this Agreement have been fulfilled; and (c) Grantor, in writing, has requested from Lender a release of this Agreement.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of any certificate or passbook for the Collateral but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility (A) for the collection or protection of any income on the Collateral; (B) for the preservation of rights against issuers of the Collateral or against third persons; (C) for ascertaining any maturities, conversions, exchanges, offers, tenders, or similar matters relating to the Collateral; nor (D) for informing the Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor or on Borrower's or Grantor's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's or Grantor's existence as a going business, the insolvency of Borrower or Grantor, the appointment of a receiver for any part of Borrower's or Grantor's property, any assignment for the benefit of creditors, any type of

creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's or Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Borrower's or Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Cure Provisions. If any default, other than a default in payment, is curable and if Grantor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Grantor, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, or at any time thereafter, Lender may exercise any one or more of the following rights and remedies, in addition to any rights or remedies that may be available at law, in equity, or otherwise:

Accelerate Indebtedness. Lender may declare all Indebtedness of Borrower to Lender immediately due and payable, without notice of any kind to Borrower or Grantor.

Surrender of Account. Lender may surrender the Account to the Issuer and obtain payment thereunder subject to any early withdrawal penalty imposed by the Issuer, when applicable.

Application of Account Proceeds. Lender may obtain all funds in the Account from the issuer of the Account and apply them to the Indebtedness in the same manner as if the Account had been issued by Lender. If the Account is subject to an early withdrawal penalty, that penalty shall be deducted from the Account before its application to the Indebtedness, whether the Account is with Lender or some other institution. Any excess funds remaining after application of the Account proceeds to the Indebtedness will be paid to Borrower or Grantor as the interests of Borrower or Grantor may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Account to the Indebtedness. Lender also shall have all the rights of a secured party under the California Uniform Commercial Code, even if the Account is not otherwise subject to such Code concerning security interests, and the parties to this Agreement agree that the provisions of the Code giving rights to a secured party shall nonetheless be a part of this Agreement.

Transfer Title. Lender may effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as Grantor's attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies. Lender shall have and may exercise any or all of the rights and remedies of a secured creditor under the provisions of the California Uniform Commercial Code, at law, in equity, or otherwise.

Deficiency Judgment. If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this section.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

JURY WAIVER AND JUDICIAL REFERENCE. The parties named herein each waive their respective rights to a trial before a jury in connection with any action, proceeding, or counterclaim brought by any of the parties hereto against the other. This includes any claim by any party, claims brought by Borrower or any other party hereto as a class representative on behalf of others, and claims by a class representative on behalf of any party as a class member (so-called "class action" suits). This provision shall not apply if, at the time an action is brought, the Loan is maintained in a state where jury trial waivers are not permitted by law.

If a jury trial waiver is not permitted by law, the parties agree that all decisions of fact and law in connection with any action, proceeding or counterclaim brought by any party hereto against the other shall be decided, at the option of either party, by a referee appointed by the court in accordance with applicable state reference procedures. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Service, Inc. ("JAMS"). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The costs of the reference procedure, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred. If a party fails to pay its portion of the costs as incurred, then that party shall forfeit the right to prosecute or defend the action. The referee shall hear all pre-trial and post-trial matters, including requests for equitable relief; prepare an award with written findings of fact and conclusions of law; and apportion costs as appropriate. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender's right to set off, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property, or to comply with legal process involving accounts or other property.

The foregoing supersedes and replaces all prior dispute resolution provisions contained in documents, including, without limitation, any Related Documents executed by the parties hereto in connection with the indebtedness and all other loans or obligations of Borrower to Lender. Accordingly, in the event of any conflict between this provision and any other dispute resolution provision between the parties hereto, the terms of this provision will prevail.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Contra Costa County, State of California.

Joint and Several Liability. All obligations of Borrower and Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower. This means that each Borrower and Grantor signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

Preference Payments. Any monies Lender pays because of an asserted preference claim in Borrower's or Grantor's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Borrower and Grantor as provided in this Agreement.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Power of Attorney. Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (1) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (2) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (3) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (4) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

Waiver of Co-Obligor's Rights. If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Account. The word "Account" means the deposit account(s) described in the "Collateral Description" section.

Agreement. The word "Agreement" means this Assignment of Deposit Account, as this Assignment of Deposit Account may be amended

or modified from time to time, together with all exhibits and schedules attached to this Assignment of Deposit Account from time to time.

Borrower. The word "Borrower" means Boxcar Theatre, Inc; and Sam Lee Laundry LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor. The word "Grantor" means Sam Lee Laundry LLC.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents. Specifically, without limitation, Indebtedness includes all amounts that may be indirectly secured by the Cross-Collateralization provision of this Agreement.

Lender. The word "Lender" means California Bank of Commerce, its successors and assigns.

Note. The word "Note" means any Note or Credit Agreement executed by Borrower in favor of California Bank of Commerce, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for any note or credit agreement.

Property. The word "Property" means all of Grantor's right, title and interest in and to all the Property as described in the "Collateral Description" section of this Agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

BORROWER AND GRANTOR HAVE READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS ASSIGNMENT OF DEPOSIT ACCOUNT AND AGREE TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 1, 2016.

GRANTOR:

SAM LEE LAUNDRY LLC

By: ______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By: ______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By: ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

BORROWER:

BOXCAR THEATRE, INC

By: ______________________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By: ______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By: ______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By: ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

COMMERCIAL SECURITY AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Grantor: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

THIS COMMERCIAL SECURITY AGREEMENT dated March 1, 2016, is made and executed between Boxcar Theatre, Inc; and Sam Lee Laundry LLC ("Grantor") and California Bank of Commerce ("Lender").

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

All Inventory, Chattel Paper, Accounts, Deposit Accounts, Equipment and General Intangibles; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other account proceeds).

In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A) All accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later.

(B) All products and produce of any of the property described in this Collateral section.

(C) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this Collateral section.

(D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest. Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. **This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.**

Notices to Lender. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name; (2) change in Grantor's assumed business name(s); (3) change in the management of the Corporation or in the management or in the members or managers of the limited liability company Grantor; (4) change in the authorized signer(s); (5) change in Grantor's principal office address; (6) change in Grantor's state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name or state of organization will take effect until after Lender has received notice.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement, and its membership agreement does not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws

and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Lender's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Location of the Collateral. Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Lender. Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except in the ordinary course of Grantor's business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of California, without Lender's prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify and defend shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this

Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral, whether or not such casualty or loss is covered by insurance. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an

adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Cure Provisions. If any default, other than a default in payment, is curable and if Grantor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Grantor, after Lender sends written notice to Grantor demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the California Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

JURY WAIVER AND JUDICIAL REFERENCE. The parties named herein each waive their respective rights to a trial before a jury in connection with any action, proceeding, or counterclaim brought by any of the parties hereto against the other. This includes any claim by any party, claims brought by Borrower or any other party hereto as a class representative on behalf of others, and claims by a class representative on behalf of any party as a class member (so-called "class action" suits). This provision shall not apply if, at the time an action is brought, the Loan is maintained in a state where jury trial waivers are not permitted by law.

If a jury trial waiver is not permitted by law, the parties agree that all decisions of fact and law in connection with any action, proceeding or counterclaim brought by any party hereto against the other shall be decided, at the option of either party, by a referee appointed by the court in accordance with applicable state reference procedures. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Service, Inc. ("JAMS"). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The costs of the reference procedure, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred. If a party fails to pay its portion of the costs as incurred, then that party shall forfeit the right to prosecute or defend the action. The referee shall hear all pre-trial and post-trial matters, including requests for equitable relief; prepare an award with written findings of fact and conclusions of law; and apportion costs as appropriate. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain

Lender's right to set off, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property, or to comply with legal process involving accounts or other property.

The foregoing supersedes and replaces all prior dispute resolution provisions contained in documents, including, without limitation, any Related Documents executed by the parties hereto in connection with the indebtedness and all other loans or obligations of Borrower to Lender. Accordingly, in the event of any conflict between this provision and any other dispute resolution provision between the parties hereto, the terms of this provision will prevail.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

Choice of Venue. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Contra Costa County, State of California.

Joint and Several Liability. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each Grantor signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

Preference Payments. Any monies Lender pays because of an asserted preference claim in Grantor's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Grantor as provided in this Agreement.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Power of Attorney. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

Waiver of Co-Obligor's Rights. If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically

stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower. The word "Borrower" means Boxcar Theatre, Inc; and Sam Lee Laundry LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor. The word "Grantor" means Boxcar Theatre, Inc; and Sam Lee Laundry LLC.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. Specifically, without limitation, Indebtedness includes all amounts that may be indirectly secured by the Cross-Collateralization provision of this Agreement.

Lender. The word "Lender" means California Bank of Commerce, its successors and assigns.

Note. The word "Note" means any Note or Credit Agreement executed by Borrower in favor of California Bank of Commerce, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for any note or credit agreement.

Property. The word "Property" means all of Grantor's right, title and interest in and to all the Property as described in the "Collateral Description" section of this Agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 1, 2016.

GRANTOR:

BOXCAR THEATRE, INC

By:______________________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By:______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By:______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By:______________________________
David Gluck, Managing Member of Silverwolf Group LLC

AGREEMENT TO PROVIDE INSURANCE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Grantor: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

INSURANCE REQUIREMENTS. Grantor, Boxcar Theatre, Inc; and Sam Lee Laundry LLC ("Grantor"), understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Lender. These requirements are set forth in the security documents for the loan. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

Collateral: **All Inventory, Equipment and Fixtures.**
Type: All risks, including fire, theft and liability.
Amount: Full Insurable Value.
Basis: Replacement value.
Endorsements: Lender loss payable clause with stipulation that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Lender.
Comments: California Bank of Commerce to be named as **Loss Payee.** Please reference loan **#1057314** on policy.
Latest Delivery Date: By the loan closing date.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Lender. Grantor understands that credit may not be denied solely because insurance was not purchased through Lender.

INSURANCE MAILING ADDRESS. All documents and other materials relating to insurance for this loan should be mailed, delivered or directed to the following address:

California Bank of Commerce
3595 Mount Diablo Blvd., 2nd Floor
Lafayette, CA 94549

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Lender, on the latest delivery date stated above, proof of the required insurance as provided above, with an effective date of March 1, 2016, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at Grantor's expense as provided in the applicable security document. The cost of any such insurance, at the option of Lender, shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO AN AMOUNT EQUAL TO THE LESSER OF (1) THE UNPAID BALANCE OF THE DEBT, EXCLUDING ANY UNEARNED FINANCE CHARGES, OR (2) THE VALUE OF THE COLLATERAL; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Lender to provide to any person (including any insurance agent or company) all information Lender deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 1, 2016.

GRANTOR:

BOXCAR THEATRE, INC

By: ______________________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By: ______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By: ______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By: ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

FOR LENDER USE ONLY
INSURANCE VERIFICATION

DATE: ______________________ PHONE ______________________

AGENT'S NAME: ______________________

AGENCY: ______________________

ADDRESS: ______________________

INSURANCE COMPANY: ______________________

POLICY NUMBER: ______________________

EFFECTIVE DATES: ______________________

COMMENTS: ______________________

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

LOAN TYPE. This is a Fixed Rate (6.000% initial rate) Nondisclosable Loan to a Corporation and a Limited Liability Company for $1,000,000.00 due on September 20, 2017.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐ **Personal, Family, or Household Purposes or Personal Investment.**

☒ **Business (Including Real Estate Investment).**

SPECIFIC PURPOSE. The specific purpose of this loan is: Finance a portion of venue development/Tis $2,000,000.00 and start-up production costs $1,000,000.00 for the production of "The Speakeasy" play to be presented at 644 Broadway, San Francisco.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $1,000,000.00 as follows:

Other Disbursements:	$1,000,000.00
$1,000,000.00 Undisbursed	
Note Principal:	$1,000,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:	$5,000.00
$5,000.00 Loan Fee	
Other Charges Paid in Cash:	$500.00
$500.00 Documentation Fee	
Total Charges Paid in Cash:	$5,500.00

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower's account, numbered 1057488, the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

ADVANCE AUTHORITY. Advances under the Line of Credit may be made by Lender at the oral or written request of **David Gluck; Nicholas A. Olivero and Geoffrey Libby. Advances will be allowed until June 20, 2016.**

ADDITIONAL PAYMENT REQUIREMENTS. Borrower required to make a monthly minimum deposit in the amount of **$60,000.00** (sixty-thousand dollars) to commence on **July 20, 2016** to interest bearing account **#1057306** assigned to Lender.

<u>INTEREST RATE REDUCTION INCENTIVE:</u> **In the event that the balance in the assigned deposit account #1057306 reaches an amount equal to the loan balance by the specified dates below, the following interest rate reduction will be offered:**

1) **By December 31, 2016, the interest rate will be reduced to 4.75% for the remaining term of the loan; or**

2) **By March 31, 2017, the interest rate will be reduced to 5.25% for the remaining term of the loan.**

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED MARCH 1, 2016.

BORROWER:

BOXCAR THEATRE, INC

By:______________________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By:______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By:______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By:______________________________
David Gluck, Managing Member of Silverwolf Group LLC

LANDLORD'S CONSENT TO ASSIGNMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

THIS LANDLORD'S CONSENT TO ASSIGNMENT is entered into among Boxcar Theatre, Inc; ~~and Sam Lee Laundry LLC~~ ("Borrower"), whose address is 1415 Broderick Street, San Francisco, CA 94115; California Bank of Commerce ("Lender"), whose address is Main Branch, 3595 Mt. Diablo Blvd, 2nd Floor, Lafayette, CA 94549; and 644 Broadway, LLC ("Landlord"), whose address is 644 Broadway Street, San Francisco, CA 94133. Borrower and Lender have entered into, or are about to enter into, an agreement whereby Lender has acquired or will acquire a security interest or other interest in the Collateral. Some or all of the Collateral may be affixed or otherwise become located on the Premises. To induce Lender to extend the Loan to Borrower against such security interest in the Collateral and for other valuable consideration, Landlord hereby agrees with Lender and Borrower as follows.

COLLATERAL DESCRIPTION. The word "Collateral" means certain of Borrower's personal property in which Lender has acquired or will acquire a security interest, including without limitation the following specific property:

All Inventory, Chattel Paper, Accounts, Deposit Accounts, Equipment and General Intangibles; Property located at 644 Broadway Street, San Francisco, CA

BORROWER'S ASSIGNMENT OF LEASE. Borrower hereby assigns to Lender all of Borrower's rights in the Lease, as partial security for the Loan. The parties intend that this assignment will be a present transfer to Lender of all of Borrower's rights under the Lease, subject to Borrower's rights to use the Premises and enjoy the benefits of the Lease while not in default on the Loan or Lease. Upon full performance by Borrower under the Loan, this assignment shall be ended, without the necessity of any further action by any of the parties. This assignment includes all renewals of and amendments to the Lease or the Loan, until the Loan is paid in full. No amendments may be made to the Lease without Lender's prior written consent, which shall not be unreasonably withheld or delayed.

CONSENT OF LANDLORD. Landlord consents to the above assignment. If Borrower defaults under the Loan or the Lease, Lender may reassign the Lease, and Landlord agrees that Landlord's consent to any such reassignment will not be unreasonably withheld or delayed. So long as Lender has not entered the Premises for the purpose of operating a business, Lender will have no liability under the Lease, including without limitation liability for rent. Whether or not Lender enters into possession of the Premises for any purpose, Borrower will remain fully liable for all obligations of Borrower as lessee under the Lease. While Lender is in possession of the Premises, Lender will cause all payments due under the Lease and attributable to that period of time to be made to Landlord. If Lender later reassigns the Lease or vacates the Premises, Lender will have no further obligation to Landlord.

LEASE DEFAULTS. Both Borrower and Landlord agree and represent to Lender that, to the best of their knowledge, there is no breach or offset existing under the Lease or under any other agreement between Borrower and Landlord. Landlord agrees not to terminate the Lease, despite any default by Borrower, without giving Lender written notice of the default and an opportunity to cure the default within a period of sixty (60) days from the receipt of the notice. If the default is one that cannot reasonably be cured by Lender (such as insolvency, bankruptcy, or other judicial proceedings against Borrower), then Landlord will not terminate the Lease so long as Landlord receives all sums due under the Lease for the period during which Lender is in possession of the Premises, or so long as Lender reassigns the Lease to a new lessee reasonably satisfactory to Landlord.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement: This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties to this Agreement. The covenants of Borrower and Landlord respecting subordination of the claim or claims of Landlord in favor of Lender shall extend to, include, and be enforceable by any transferee or endorsee to whom Lender may transfer any claim or claims to which this Agreement shall apply. Lender need not accept this Agreement in writing or otherwise to make it effective. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If Landlord is other than an individual, any agent or other person executing this Agreement on behalf of Landlord represents and warrants to Lender that he or she has full power and authority to execute this Agreement on Landlord's behalf. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by Lender. Without notice to Landlord and without affecting the validity of this Consent, Lender may do or not do anything it deems appropriate or necessary with respect to the Loan, any obligors on the Loan, or any Collateral for the Loan; including without limitation extending, renewing, rearranging, or accelerating any of the Loan indebtedness.

AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Landlord, shall constitute a waiver of any of Lender's rights or of any of Landlord's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically

stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word "Agreement" means this Landlord's Consent to Assignment, as this Landlord's Consent to Assignment may be amended or modified from time to time, together with all exhibits and schedules attached to this Landlord's Consent to Assignment from time to time.

Borrower. The word "Borrower" means Boxcar Theatre, Inc; and Sam Lee Laundry LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all of Borrower's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Landlord. The word "Landlord" means 644 Broadway, LLC, and is used for convenience purposes only. Landlord's interest in the Premises may be that of a fee owner, lessor, sublessor or lienholder, or that of any other holder of an interest in the Premises which may be, or may become, prior to the interest of Lender.

Lease. The word "Lease" means that certain lease of the Premises, dated January 20, 2015, between Landlord and Borrower..

Lender. The word "Lender" means California Bank of Commerce, its successors and assigns.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced.

Note. The word "Note" means any Note or Credit Agreement executed by Borrower in favor of California Bank of Commerce, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for any note or credit agreement.

Premises. The word "Premises" means the real property

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

BORROWER AND LANDLORD ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS LANDLORD'S CONSENT TO ASSIGNMENT, AND BORROWER AND LANDLORD AGREE TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 1, 2016.

BORROWER:

BOXCAR THEATRE, INC

By: ______________________________
Nicholas A. Olivero, President of Boxcar Theatre, Inc

SAM LEE LAUNDRY LLC

By: ______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

By: ______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By: ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

LANDLORD:

644 BROADWAY, LLC

By: ______________________ Co-CEO 3-2-16
Authorized Signer for 644 Broadway, LLC

By: ______________________ CO-CEO 3/2/16
Authorized Signer for 644 Broadway, LLC

LENDER:

CALIFORNIA BANK OF COMMERCE

X ______________________
Authorized Officer

CORPORATE RESOLUTION TO BORROW / GRANT COLLATERAL

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Corporation: Boxcar Theatre, Inc
1415 Broderick Street
San Francisco, CA 94115

I, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is Boxcar Theatre, Inc ("Corporation"). The Corporation is a non-profit corporation which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 1415 Broderick Street, San Francisco, CA 94115. Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender prior to any change in the location of the Corporation's state of organization or any change in the Corporation's name. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duly called and held on 3/3/16, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICER. The following named person is an officer of Boxcar Theatre, Inc:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
Nicholas A. Olivero	President	Y	X [signature]

ACTIONS AUTHORIZED. Any one (1) of the authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, any one (1) of such authorized person is authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in his or her judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all of the Corporation's real property and all of the Corporation's personal property (tangible or intangible), as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as he or she may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as the officer may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business: **None.**

MULTIPLE BORROWERS. The Corporation may enter into transactions in which there are multiple borrowers on obligations to Lender and the Corporation understands and agrees that, with or without notice to the Corporation, Lender may discharge or release any party or collateral securing an obligation, grant any extension of time for payment, delay enforcing any rights granted to Lender, or take any other action or inaction, without the loss to Lender of any of it rights against the Corporation; and that Lender may modify transactions without the consent of or notice to anyone other than the party with whom the modification is made.

NOTICES TO LENDER. The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G) conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officer named above is duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL. The Corporation has no corporate seal, and therefore, no seal is affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, I have hereunto set my hand and attest that the signature set opposite the name listed above is his or her genuine signature.

I have read all the provisions of this Resolution, and I personally and on behalf of the Corporation certify that all statements and representations made in this Resolution are true and correct. This Corporate Resolution to Borrow / Grant Collateral is dated March 1, 2016.

CERTIFIED TO AND ATTESTED BY:

X ______________________________

Eileen Attridge, Secretary of Boxcar Theatre, Inc

NOTE: If the officer signing this Resolution is designated by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.

LIMITED LIABILITY COMPANY RESOLUTION TO GRANT COLLATERAL / GUARANTEE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Company: Speakeasy Rights LLC
224 28th Street
San Francico, CA 94115

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE COMPANY'S EXISTENCE. The complete and correct name of the Company is Speakeasy Rights LLC ("Company"). The Company is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. The Company is duly authorized to transact business in all other states in which the Company is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Company is doing business. Specifically, the Company is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Company maintains an office at 224 28th Street, San Francico, CA 94115. Unless the Company has designated otherwise in writing, the principal office is the office at which the Company keeps its books and records. The Company will notify Lender prior to any change in the location of the Company's state of organization or any change in the Company's name. The Company shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Company and the Company's business activities.

RESOLUTIONS ADOPTED. At a meeting of the members of the Company, duly called and held on 3/3/16, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

MEMBERS. The following named persons and entities are members of Speakeasy Rights LLC:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
Silverwolf Group LLC	Managing Member	Y	X
Nicholas A. Olivero	Managing Member	Y	X
Geoffrey N. Libby	Managing Member	Y	X

ACTIONS AUTHORIZED. Any one (1) of the authorized persons and entities listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Company. Specifically, but without limitation, any one (1) of such authorized persons and entities are authorized, empowered, and directed to do the following for and on behalf of the Company:

Guaranty. To guarantee or act as surety for loans or other financial accommodations to Borrower from Lender on such guarantee or surety terms as may be agreed upon between the members of the Company and Lender and in such sum or sums of money as in their judgment should be guaranteed or assured, without limit (the "Guaranty").

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Company or in which the Company now or hereafter may have an interest, including without limitation all of the Company's real property and all of the Company's personal property (tangible or intangible), as security for the Guaranty, and as a security for the payment of any loans, any promissory notes, or any other or further indebtedness of Boxcar Theatre, Inc; and Sam Lee Laundry LLC to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered. The provisions of this Resolution authorizing or relating to the pledge, mortgage, transfer, endorsement, hypothecation, granting of a security interest in, or in any way encumbering, the assets of the Company shall include, without limitation, doing so in order to lend collateral security for the indebtedness, now or hereafter existing, and of any nature whatsoever, of Boxcar Theatre, Inc; and Sam Lee Laundry LLC to Lender. The Company has considered the value to itself of lending collateral in support of such indebtedness, and the Company represents to Lender that the Company is benefited by doing so.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents and agreements as the members may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Company has filed or recorded all documents or filings required by law relating to all assumed business names used by the Company. Excluding the name of the Company, the following is a complete list of all assumed business names under which the Company does business: **None.**

MULTIPLE BORROWERS. The Company may enter into transactions in which there are multiple borrowers on obligations to Lender and the Company understands and agrees that, with or without notice to the Company, Lender may discharge or release any party or collateral securing an obligation, grant any extension of time for payment, delay enforcing any rights granted to Lender, or take any other action or inaction,

without the loss to Lender of any of it rights against the Company; and that Lender may modify transactions without the consent of or notice to anyone other than the party with whom the modification is made.

NOTICES TO LENDER. The Company will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Company's name; (B) change in the Company's assumed business name(s); (C) change in the management or in the Members of the Company; (D) change in the authorized signer(s); (E) change in the Company's principal office address; (F) change in the Company's state of organization; (G) conversion of the Company to a new or different type of business entity; or (H) change in any other aspect of the Company that directly or indirectly relates to any agreements between the Company and Lender. No change in the Company's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING MEMBERS AND RESOLUTIONS. The members named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Company, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Company's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, we have hereunto set our hand and attest that the signatures set opposite the names listed above are their genuine signatures.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Company certify that all statements and representations made in this Resolution are true and correct. This Limited Liability Company Resolution to Grant Collateral / Guarantee is dated March 1, 2016.

CERTIFIED TO AND ATTESTED BY:

X_______________________________
Nicholas A. Olivero, Managing Member of Speakeasy Rights LLC

X_______________________________
Geoffrey N. Libby, Managing Member of Speakeasy Rights LLC

SILVERWOLF GROUP LLC, Managing Member of Speakeasy Rights LLC

By:_______________________________
David Gluck, Managing Member of Silverwolf Group LLC

NOTE: If the members signing this Resolution are designated by the foregoing document as one of the members authorized to act on the Company's behalf, it is advisable to have this Resolution signed by at least one non-authorized member of the Company.

LIMITED LIABILITY COMPANY RESOLUTION TO GRANT COLLATERAL / GUARANTEE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Company: Silverwolf Group LLC
224 28th Street
San Francico, CA 94115

I, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE COMPANY'S EXISTENCE. The complete and correct name of the Company is Silverwolf Group LLC ("Company"). The Company is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. The Company is duly authorized to transact business in all other states in which the Company is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Company is doing business. Specifically, the Company is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Company maintains an office at 224 28th Street, San Francico, CA 94115. Unless the Company has designated otherwise in writing, the principal office is the office at which the Company keeps its books and records. The Company will notify Lender prior to any change in the location of the Company's state of organization or any change in the Company's name. The Company shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Company and the Company's business activities.

RESOLUTIONS ADOPTED. At a meeting of the members of the Company, duly called and held on 3/3/16, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

MANAGER. The following named person is a manager of Silverwolf Group LLC:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
David Gluck	Managing Member	Y	X [signature]

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Company. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Company:

Guaranty. To guarantee or act as surety for loans or other financial accommodations to Borrower from Lender on such guarantee or surety terms as may be agreed upon between the manager of the Company and Lender and in such sum or sums of money as in his or her judgment should be guaranteed or assured, without limit (the "Guaranty").

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Company or in which the Company now or hereafter may have an interest, including without limitation all of the Company's real property and all of the Company's personal property (tangible or intangible), as security for the Guaranty, and as a security for the payment of any loans, any promissory notes, or any other or further indebtedness of Boxcar Theatre, Inc; and Sam Lee Laundry LLC to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered. The provisions of this Resolution authorizing or relating to the pledge, mortgage, transfer, endorsement, hypothecation, granting of a security interest in, or in any way encumbering, the assets of the Company shall include, without limitation, doing so in order to lend collateral security for the indebtedness, now or hereafter existing, and of any nature whatsoever, of Boxcar Theatre, Inc; and Sam Lee Laundry LLC to Lender. The Company has considered the value to itself of lending collateral in support of such indebtedness, and the Company represents to Lender that the Company is benefited by doing so.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents and agreements as the manager may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Company has filed or recorded all documents or filings required by law relating to all assumed business names used by the Company. Excluding the name of the Company, the following is a complete list of all assumed business names under which the Company does business: **None.**

MULTIPLE BORROWERS. The Company may enter into transactions in which there are multiple borrowers on obligations to Lender and the Company understands and agrees that, with or without notice to the Company, Lender may discharge or release any party or collateral securing an obligation, grant any extension of time for payment, delay enforcing any rights granted to Lender, or take any other action or inaction, without the loss to Lender of any of it rights against the Company; and that Lender may modify transactions without the consent of or notice to anyone other than the party with whom the modification is made.

NOTICES TO LENDER. The Company will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Company's name; (B) change in the Company's assumed business name(s); (C) change in the management or in the Managers of the Company; (D) change in the authorized signer(s); (E) change in the

Company's principal office address; (F) change in the Company's state of organization; (G) conversion of the Company to a new or different type of business entity; or (H) change in any other aspect of the Company that directly or indirectly relates to any agreements between the Company and Lender. No change in the Company's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING MANAGERS AND RESOLUTIONS. The manager named above is duly elected, appointed, or employed by or for the Company, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Company, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Company's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, I have hereunto set my hand and attest that the signature set opposite the name listed above is his or her genuine signature.

I have read all the provisions of this Resolution, and I personally and on behalf of the Company certify that all statements and representations made in this Resolution are true and correct. This Limited Liability Company Resolution to Grant Collateral / Guarantee is dated March 1, 2016.

CERTIFIED TO AND ATTESTED BY:

X [signature]

David Gluck, Managing Member of Silverwolf Group LLC

NOTE: If the manager signing this Resolution is designated by the foregoing document as one of the managers authorized to act on the Company's behalf, it is advisable to have this Resolution signed by at least one non-authorized manager of the Company.

LIMITED LIABILITY COMPANY RESOLUTION TO BORROW / GRANT COLLATERAL

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.							

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Company: Sam Lee Laundry LLC
224 28th Street
San Francisco, CA 94115

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE COMPANY'S EXISTENCE. The complete and correct name of the Company is Sam Lee Laundry LLC ("Company"). The Company is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. The Company is duly authorized to transact business in all other states in which the Company is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Company is doing business. Specifically, the Company is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Company maintains an office at 224 28th Street, San Francisco, CA 94115. Unless the Company has designated otherwise in writing, the principal office is the office at which the Company keeps its books and records. The Company will notify Lender prior to any change in the location of the Company's state of organization or any change in the Company's name. The Company shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Company and the Company's business activities.

RESOLUTIONS ADOPTED. At a meeting of the members of the Company, duly called and held on 3/3/14, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

MEMBERS. The following named persons and entities are members of Sam Lee Laundry LLC:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
Silverwolf Group LLC	**Managing Member**	Y	X [signature]
Nicholas A. Olivero	**Managing Member**	Y	X [signature]
Geoffrey N. Libby	**Managing Member**	Y	X [signature]

ACTIONS AUTHORIZED. Any two (2) of the authorized persons and entities listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Company. Specifically, but without limitation, any two (2) of such authorized persons and entities are authorized, empowered, and directed to do the following for and on behalf of the Company:

Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Company and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Company's credit accommodations, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Company's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Company or in which the Company now or hereafter may have an interest, including without limitation all of the Company's real property and all of the Company's personal property (tangible or intangible), as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Company to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Company or in which the Company may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the Company's account with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as the members may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Company has filed or recorded all documents or filings required by law relating to all assumed business names used by the Company. Excluding the name of the Company, the following is a complete list of all assumed business names under which the Company does business: **None.**

MULTIPLE BORROWERS. The Company may enter into transactions in which there are multiple borrowers on obligations to Lender and the Company understands and agrees that, with or without notice to the Company, Lender may discharge or release any party or collateral securing an obligation, grant any extension of time for payment, delay enforcing any rights granted to Lender, or take any other action or inaction, without the loss to Lender of any of it rights against the Company; and that Lender may modify transactions without the consent of or notice to anyone other than the party with whom the modification is made.

NOTICES TO LENDER. The Company will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Company's name; (B) change in the Company's assumed business name(s); (C) change in the management or in the Members of the Company; (D) change in the authorized signer(s); (E) change in the Company's principal office address; (F) change in the Company's state of organization; (G) conversion of the Company to a new or different type of business entity; or (H) change in any other aspect of the Company that directly or indirectly relates to any agreements between the Company and Lender. No change in the Company's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING MEMBERS AND RESOLUTIONS. The members named above are duly elected, appointed, or employed by or for the Company, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Company, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Company's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, we have hereunto set our hand and attest that the signatures set opposite the names listed above are their genuine signatures.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Company certify that all statements and representations made in this Resolution are true and correct. This Limited Liability Company Resolution to Borrow / Grant Collateral is dated March 1, 2016.

CERTIFIED TO AND ATTESTED BY:

X_______________________________
Nicholas A. Olivero, Managing Member of Sam Lee Laundry LLC

X_______________________________
Geoffrey N. Libby, Managing Member of Sam Lee Laundry LLC

SILVERWOLF GROUP LLC, Managing Member of Sam Lee Laundry LLC

By:_______________________________
David Gluck, Managing Member of Silverwolf Group LLC

NOTE: If the members signing this Resolution are designated by the foregoing document as one of the members authorized to act on the Company's behalf, it is advisable to have this Resolution signed by at least one non-authorized member of the Company.

RESOLUTION OF LIMITED LIABILITY COMPANY MEMBER

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Company: Silverwolf Group LLC
224 28th Street
San Francico, CA 94115

I, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

ORGANIZATION. The Company is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. The Company is duly authorized to transact business in all other states in which the Company is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Company is doing business. Specifically, the Company is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Company maintains an office at 224 28th Street, San Francico, CA 94115. Unless the Company has designated otherwise in writing, the principal office is the office at which the Company keeps its books and records including its records concerning the Collateral. The Company will notify Lender prior to any change in the location of the Company's state of organization or any change in the Company's name. The Company shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Company and the Company's business activities.

RELATIONSHIP TO BORROWER AND GRANTOR. The Company is a Member in **Sam Lee Laundry LLC**. **Sam Lee Laundry LLC** has applied or will be applying to **California Bank of Commerce ("Lender")** for a loan or loans and other financial accommodations from Lender and has agreed to grant collateral for a loan or loans and other financial accommodations from Lender to **Sam Lee Laundry LLC**, including those which may be described on any exhibit or schedule attached to this Resolution. The Company has considered the value of **Sam Lee Laundry LLC** obtaining the financial accommodations described above and granting the collateral.

AUTHORIZATION TO BE A MEMBER. The Company is authorized to be and become a Member in the Limited Liability Company named **Sam Lee Laundry LLC**, whose office is at 224 28th Street, San Francisco, CA 94115.

RESOLUTIONS ADOPTED. At a meeting of the members of the Company, duly called and held on 3/3/16, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

MANAGER. The following named person is a manager of Silverwolf Group LLC:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
David Gluck	Managing Member	Y	X [signature]

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Company. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Company:

Execute Documents. As Member of Sam Lee Laundry LLC, to execute and deliver to Lender the form of Limited Liability Company Resolution and other loan documents submitted by Lender, confirming the nature and existence of Sam Lee Laundry LLC, including the Company's participation in Sam Lee Laundry LLC as a Member, and evidencing the terms of the loan from Lender to Sam Lee Laundry LLC.

Authorize Managers. To authorize other managers or employees of the Company, from time to time, to act in his or her stead or as his or her successors on behalf of the Company as Member in Sam Lee Laundry LLC.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as the manager may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

NOTICES TO LENDER. The Company will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Company's name; (B) change in the Company's assumed business name(s); (C) change in the management or in the Managers of the Company; (D) change in the authorized signer(s); (E) change in the Company's principal office address; (F) change in the Company's state of organization; (G) conversion of the Company to a new or different type of business entity; or (H) change in any other aspect of the Company that directly or indirectly relates to any agreements between the Company and Lender. No change in the Company's name or state of organization will take effect until after Lender has received notice.

PARTICIPATION AUTHORIZED. The Company's participation in Sam Lee Laundry LLC as a Member and the execution, delivery, and performance of the documents described herein have been duly authorized by all necessary action by the Company and do not conflict with, result in a violation of, or constitute a default under (A) any provision of its articles of organization, or any agreement or other instrument binding upon the Company or (B) any law, governmental regulation, court decree, or order applicable to the Company.

CERTIFICATION CONCERNING MANAGERS AND RESOLUTIONS. The manager named above is duly elected, appointed, or employed by or for the Company, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Company, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Company's agreements or commitments in effect at the time notice is

given.

IN TESTIMONY WHEREOF, I have hereunto set my hand and attest that the signature set opposite the name listed above is his or her genuine signature.

I have read all the provisions of this Resolution, and I personally and on behalf of the Company certify that all statements and representations made in this Resolution are true and correct. This Resolution of Limited Liability Company Member is dated March 1, 2016.

CERTIFIED TO AND ATTESTED BY:

X ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

RESOLUTION OF LIMITED LIABILITY COMPANY MEMBER

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	03-01-2016	09-20-2017	1057314	0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Company: Silverwolf Group LLC
224 28th Street
San Francico, CA 94115

I, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

ORGANIZATION. The Company is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of California. The Company is duly authorized to transact business in all other states in which the Company is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Company is doing business. Specifically, the Company is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Company maintains an office at 224 28th Street, San Francico, CA 94115. Unless the Company has designated otherwise in writing, the principal office is the office at which the Company keeps its books and records including its records concerning the Collateral. The Company will notify Lender prior to any change in the location of the Company's state of organization or any change in the Company's name. The Company shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Company and the Company's business activities.

RELATIONSHIP TO GRANTOR AND GUARANTOR. The Company is a Member in **Speakeasy Rights LLC**. **Speakeasy Rights LLC** has agreed to guaranty, and has agreed to grant collateral for a loan or loans and other financial accommodations from Lender, including those which may be described on any exhibit or schedule attached to this Resolution. The Company has considered the value of **Speakeasy Rights LLC** guarantying such loans or financial accommodations and granting the collateral.

AUTHORIZATION TO BE A MEMBER. The Company is authorized to be and become a Member in the Limited Liability Company named **Speakeasy Rights LLC**, whose office is at 224 28th Street, San Francico, CA 94115.

RESOLUTIONS ADOPTED. At a meeting of the members of the Company, duly called and held on 3/3/16, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

MANAGER. The following named person is a manager of Silverwolf Group LLC:

NAMES	TITLES	AUTHORIZED	ACTUAL SIGNATURES
David Gluck	Managing Member	Y	X [signature]

ACTIONS AUTHORIZED. The authorized person listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Company. Specifically, but without limitation, the authorized person is authorized, empowered, and directed to do the following for and on behalf of the Company:

Execute Documents. As Member of Speakeasy Rights LLC, to execute and deliver to Lender the form of Limited Liability Company Resolution and other loan documents submitted by Lender, confirming the nature and existence of Speakeasy Rights LLC, including the Company's participation in Speakeasy Rights LLC as a Member, and evidencing the terms on which Speakeasy Rights LLC will guarantee or act as surety for loans or other financial accommodations from Lender to Boxcar Theatre, Inc; and Sam Lee Laundry LLC.

Authorize Managers. To authorize other managers or employees of the Company, from time to time, to act in his or her stead or as his or her successors on behalf of the Company as Member in Speakeasy Rights LLC.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents and agreements as the manager may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

NOTICES TO LENDER. The Company will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Company's name; (B) change in the Company's assumed business name(s); (C) change in the management or in the Managers of the Company; (D) change in the authorized signer(s); (E) change in the Company's principal office address; (F) change in the Company's state of organization; (G) conversion of the Company to a new or different type of business entity; or (H) change in any other aspect of the Company that directly or indirectly relates to any agreements between the Company and Lender. No change in the Company's name or state of organization will take effect until after Lender has received notice.

PARTICIPATION AUTHORIZED. The Company's participation in Speakeasy Rights LLC as a Member and the execution, delivery, and performance of the documents described herein have been duly authorized by all necessary action by the Company and do not conflict with, result in a violation of, or constitute a default under (A) any provision of its articles of organization, or any agreement or other instrument binding upon the Company or (B) any law, governmental regulation, court decree, or order applicable to the Company.

CERTIFICATION CONCERNING MANAGERS AND RESOLUTIONS. The manager named above is duly elected, appointed, or employed by or for the Company, as the case may be, and occupies the position set opposite his or her respective name. This Resolution now stands of record on the books of the Company, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Company's agreements or commitments in effect at the time notice is given.

RESOLUTION OF LIMITED LIABILITY COMPANY MEMBER
(Continued)

IN TESTIMONY WHEREOF, I have hereunto set my hand and attest that the signature set opposite the name listed above is his or her genuine signature.

I have read all the provisions of this Resolution, and I personally and on behalf of the Company certify that all statements and representations made in this Resolution are true and correct. This Resolution of Limited Liability Company Member is dated March 1, 2016.

CERTIFIED TO AND ATTESTED BY:

X ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

COMMERCIAL GUARANTY

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
				0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Guarantor: David Gluck
224 28th Street
San Francico, CA 94131

CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE. For good and valuable consideration, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of the Indebtedness of Borrower, or any one or more of them, to Lender, and the performance and discharge of all Borrower's obligations under the Note and the Related Documents. This is a guaranty of payment and performance and not of collection, so Lender can enforce this Guaranty against Guarantor even when Lender has not exhausted Lender's remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. Guarantor will make any payments to Lender or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Borrower's obligations under the Note and Related Documents. Under this Guaranty, Guarantor's liability is unlimited and Guarantor's obligations are continuing.

INDEBTEDNESS. The word "Indebtedness" as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys' fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that Borrower individually or collectively or interchangeably with others, owes or will owe Lender. "Indebtedness" includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower, or any one or more of them, and any present or future judgments against Borrower, or any one or more of them, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms or acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Borrower for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.

If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender's rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor's liability will be Guarantor's aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

CONTINUING GUARANTY. THIS IS A "CONTINUING GUARANTY" UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE INDEBTEDNESS OF BORROWER, OR ANY ONE OR MORE OF THEM, TO LENDER, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON AN OPEN AND CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR'S OBLIGATIONS AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all the Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor's other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor's written notice of revocation must be mailed to Lender, by certified mail, at Lender's address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to new Indebtedness created after actual receipt by Lender of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include the Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. For this purpose and without limitation, "new Indebtedness" does not include all or part of the Indebtedness that is: incurred by Borrower prior to revocation; incurred under a commitment that became binding before revocation; any renewals, extensions, substitutions, and modifications of the Indebtedness. This Guaranty shall bind Guarantor's estate as to the Indebtedness created both before and after Guarantor's death or incapacity, regardless of Lender's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. Guarantor's obligations under this Guaranty shall be in addition to any of Guarantor's obligations, or any of them, under any other guaranties of the Indebtedness or any other person heretofore or hereafter given to Lender unless such other guaranties are modified or revoked in writing; and this Guarantor shall not, unless provided in this Guaranty, affect, invalidate, or supersede any such other guaranty. **It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor's heirs, successors and assigns so long as any of the Indebtedness remains unpaid and even though the Indebtedness may from time to time be zero dollars ($0.00).**

OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Guaranty hereby expressly agrees that recourse under this Guaranty may be had against both his or her separate property and community property.

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, **without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time:** (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the

Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Borrower's request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (F) upon Lender's request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor's financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor's financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR'S FINANCIAL STATEMENTS. Guarantor agrees to furnish Lender with the following:

Additional Requirements.

Guarantor's Tax Returns. As soon as available, but in no event later than 15 days after the applicable filing date for the tax reporting period ended, Guarantor's Federal income tax returns, including K-1 schedules, if applicable, prepared by Guarantor and satisfactory to Lender.

Guarantor's Personal Financial Statement. Guarantor's Personal Financial Statement due annually, but not more often than once in each 12 month period, or at Lender's discretionary request, prepared by Guarantor and acceptable to Lender.

All financial reports required to be provided under this Guaranty shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Guarantor as being true and correct.

GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (B) proceed against any person, including Borrower, before proceeding against Guarantor; (C) proceed against any collateral for the Indebtedness, including Borrower's collateral, before proceeding against Guarantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lender's power whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (H) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (J) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (K) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (L) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (M) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on the Indebtedness incurred prior to such revocation.

Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

Guarantor waives all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower's obligation is secured by real property. This means among other things: (N) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower. (O) If Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower's obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Guarantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Guarantor further understands and agrees that this Guaranty is a separate and independent contract between Guarantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Until all of the Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Guarantor may have against the Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to

participate in any collateral for the Indebtedness now or hereafter held by Lender.

Guarantor's Understanding With Respect To Waivers. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Guarantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Guarantor holds jointly with someone else and all accounts Guarantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Guarantor authorizes Lender, to the extent permitted by applicable law, to hold these funds if there is a default, and Lender may apply the funds in these accounts to pay what Guarantor owes under the terms of this Guaranty.

Subordination of Borrower's Debts to Guarantor. Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

Miscellaneous Provisions. The following miscellaneous provisions are a part of this Guaranty:

AMENDMENTS. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

ATTORNEYS' FEES; EXPENSES. Guarantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

CAPTION HEADINGS. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

GOVERNING LAW. **This Guaranty will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.**

CHOICE OF VENUE. If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts of Contra Costa County, State of California.

INTEGRATION. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor's attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor's intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender's attorneys' fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

INTERPRETATION. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "Lender" include the heirs, successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

NOTICES. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Guaranty. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Lender as provided in the section of this Guaranty entitled "DURATION OF GUARANTY." Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address. Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Guaranty on transfer of Guarantor's interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

JURY WAIVER AND JUDICIAL REFERENCE. The parties named herein each waive their respective rights to a trial before a jury in connection with any action, proceeding, or counterclaim brought by any of the parties hereto against the other. This includes any claim by any party, claims brought by Borrower or any other party hereto as a class representative on behalf of others, and claims by a class representative on behalf of any party as a class member (so-called "class action" suits). This provision shall not apply if, at the time an action is brought, the Loan is maintained in a state where jury trial waivers are not permitted by law.

If a jury trial waiver is not permitted by law, the parties agree that all decisions of fact and law in connection with any action, proceeding or counterclaim brought by any party hereto against the other shall be decided, at the option of either party, by a referee appointed by the court in accordance with applicable state reference procedures. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Service, Inc. ("JAMS"). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The costs of the reference procedure, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred. If a party fails to pay its portion of the costs as incurred, then that party shall forfeit the right to prosecute or defend the action. The referee shall hear all pre-trial and post-trial matters, including requests for equitable relief; prepare an award with written findings of fact and conclusions of law; and apportion costs as appropriate. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender's right to set off, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property, or to comply with legal process involving accounts or other property.

The foregoing supersedes and replaces all prior dispute resolution provisions contained in documents, including, without limitation, any Related Documents executed by the parties hereto in connection with the indebtedness and all other loans or obligations of Borrower to Lender. Accordingly, in the event of any conflict between this provision and any other dispute resolution provision between the parties hereto, the terms of this provision will prevail.

Definitions. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

BORROWER. The word "Borrower" means Boxcar Theatre, Inc; and Sam Lee Laundry LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

GAAP. The word "GAAP" means generally accepted accounting principles.

GUARANTOR. The word "Guarantor" means everyone signing this Guaranty, including without limitation David Gluck, and in each case, any signer's successors and assigns.

GUARANTY. The word "Guaranty" means this guaranty from Guarantor to Lender.

INDEBTEDNESS. The word "Indebtedness" means Borrower's indebtedness to Lender as more particularly described in this Guaranty.

LENDER. The word "Lender" means California Bank of Commerce, its successors and assigns.

NOTE. The word "Note" means any Note or Credit Agreement executed by Borrower in favor of California Bank of Commerce, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for any note or credit agreement.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED "DURATION OF GUARANTY". NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED MARCH 1, 2016.

GUARANTOR:

X [signature]
David Gluck

COMMERCIAL GUARANTY

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
				0030		***	[initials]

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Guarantor: Silverwolf Group LLC
224 28th Street
San Francico, CA 94115

CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE. For good and valuable consideration, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of the Indebtedness of Borrower, or any one or more of them, to Lender, and the performance and discharge of all Borrower's obligations under the Note and the Related Documents. This is a guaranty of payment and performance and not of collection, so Lender can enforce this Guaranty against Guarantor even when Lender has not exhausted Lender's remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. Guarantor will make any payments to Lender or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Borrower's obligations under the Note and Related Documents. Under this Guaranty, Guarantor's liability is unlimited and Guarantor's obligations are continuing.

INDEBTEDNESS. The word "Indebtedness" as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys' fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that Borrower individually or collectively or interchangeably with others, owes or will owe Lender. "Indebtedness" includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower, or any one or more of them, and any present or future judgments against Borrower, or any one or more of them, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms or acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Borrower for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.

If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender's rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor's liability will be Guarantor's aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

CONTINUING GUARANTY. THIS IS A "CONTINUING GUARANTY" UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE INDEBTEDNESS OF BORROWER, OR ANY ONE OR MORE OF THEM, TO LENDER, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON AN OPEN AND CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR'S OBLIGATIONS AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all the Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor's other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor's written notice of revocation must be mailed to Lender, by certified mail, at Lender's address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to new Indebtedness created after actual receipt by Lender of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include the Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. For this purpose and without limitation, "new Indebtedness" does not include all or part of the Indebtedness that is: incurred by Borrower prior to revocation; incurred under a commitment that became binding before revocation; any renewals, extensions, substitutions, and modifications of the Indebtedness. This Guaranty shall bind Guarantor's estate as to the Indebtedness created both before and after Guarantor's death or incapacity, regardless of Lender's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. Guarantor's obligations under this Guaranty shall be in addition to any of Guarantor's obligations, or any of them, under any other guaranties of the Indebtedness or any other person heretofore or hereafter given to Lender unless such other guaranties are modified or revoked in writing; and this Guarantor shall not, unless provided in this Guaranty, affect, invalidate, or supersede any such other guaranty. **It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor's heirs, successors and assigns so long as any of the Indebtedness remains unpaid and even though the Indebtedness may from time to time be zero dollars ($0.00).**

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, **without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time:** (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties,

endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Borrower's request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (F) upon Lender's request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor's financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor's financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR'S FINANCIAL STATEMENTS. Guarantor agrees to furnish Lender with the following:

Additional Requirements.

Guarantor's Tax Returns. As soon as available, but in no event later than 15 days after the applicable filing date for the tax reporting period ended, Guarantor's Federal income tax returns, including K-1 schedules, if applicable, prepared by Guarantor and satisfactory to Lender.

All financial reports required to be provided under this Guaranty shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Guarantor as being true and correct.

GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (B) proceed against any person, including Borrower, before proceeding against Guarantor; (C) proceed against any collateral for the Indebtedness, including Borrower's collateral, before proceeding against Guarantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lender's power whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (H) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (J) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (K) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (L) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (M) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on the Indebtedness incurred prior to such revocation.

Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

Guarantor waives all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower's obligation is secured by real property. This means among other things: (N) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower. (O) If Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower's obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Guarantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Guarantor further understands and agrees that this Guaranty is a separate and independent contract between Guarantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Until all of the Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Guarantor may have against the Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

Guarantor's Understanding With Respect To Waivers. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Guarantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Guarantor holds jointly with someone else and all accounts Guarantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Guarantor authorizes Lender, to the extent permitted by applicable law, to hold these funds if there is a default, and Lender may apply the funds in these accounts to pay what Guarantor owes under the terms of this Guaranty.

Subordination of Borrower's Debts to Guarantor. Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

Miscellaneous Provisions. The following miscellaneous provisions are a part of this Guaranty:

AMENDMENTS. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

ATTORNEYS' FEES; EXPENSES. Guarantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

CAPTION HEADINGS. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

GOVERNING LAW. This Guaranty will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.

CHOICE OF VENUE. If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts of Contra Costa County, State of California.

INTEGRATION. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor's attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor's intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender's attorneys' fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

INTERPRETATION. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "Lender" include the heirs, successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

NOTICES. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Guaranty. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Lender as provided in the section of this Guaranty entitled "DURATION OF GUARANTY." Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address. Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Guaranty on transfer of Guarantor's interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

JURY WAIVER AND JUDICIAL REFERENCE. The parties named herein each waive their respective rights to a trial before a jury in connection with any action, proceeding, or counterclaim brought by any of the parties hereto against the other. This includes any claim by any party, claims brought by Borrower or any other party hereto as a class representative on behalf of others, and claims by a class representative on behalf of any party as a class member (so-called "class action" suits). This provision shall not apply if, at the time an action is brought, the

Loan is maintained in a state where jury trial waivers are not permitted by law.

If a jury trial waiver is not permitted by law, the parties agree that all decisions of fact and law in connection with any action, proceeding or counterclaim brought by any party hereto against the other shall be decided, at the option of either party, by a referee appointed by the court in accordance with applicable state reference procedures. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Service, Inc. ("JAMS"). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. The costs of the reference procedure, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred. If a party fails to pay its portion of the costs as incurred, then that party shall forfeit the right to prosecute or defend the action. The referee shall hear all pre-trial and post-trial matters, including requests for equitable relief; prepare an award with written findings of fact and conclusions of law; and apportion costs as appropriate. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Lender's right to set off, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Lender may hold in property, or to comply with legal process involving accounts or other property.

The foregoing supersedes and replaces all prior dispute resolution provisions contained in documents, including, without limitation, any Related Documents executed by the parties hereto in connection with the indebtedness and all other loans or obligations of Borrower to Lender. Accordingly, in the event of any conflict between this provision and any other dispute resolution provision between the parties hereto, the terms of this provision will prevail.

Definitions. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

BORROWER. The word "Borrower" means Boxcar Theatre, Inc; and Sam Lee Laundry LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

GAAP. The word "GAAP" means generally accepted accounting principles.

GUARANTOR. The word "Guarantor" means everyone signing this Guaranty, including without limitation Silverwolf Group LLC, and in each case, any signer's successors and assigns.

GUARANTY. The word "Guaranty" means this guaranty from Guarantor to Lender.

INDEBTEDNESS. The word "Indebtedness" means Borrower's indebtedness to Lender as more particularly described in this Guaranty.

LENDER. The word "Lender" means California Bank of Commerce, its successors and assigns.

NOTE. The word "Note" means any Note or Credit Agreement executed by Borrower in favor of California Bank of Commerce, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for any note or credit agreement.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED "DURATION OF GUARANTY". NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED MARCH 1, 2016.

GUARANTOR:

SILVERWOLF GROUP LLC

By: ______________________________
David Gluck, Managing Member of Silverwolf Group LLC

COMMERCIAL GUARANTY

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
				0030		***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "****" has been omitted due to text length limitations.

Borrower: Boxcar Theatre, Inc
Sam Lee Laundry LLC
1415 Broderick Street
San Francisco, CA 94115

Lender: California Bank of Commerce
Main Branch
3595 Mt. Diablo Blvd
2nd Floor
Lafayette, CA 94549
(925) 283-2265

Guarantor: Nicholas A. Olivero
1415 Broderick Street
San Francisco, CA 94115

CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE. For good and valuable consideration, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of the Indebtedness of Borrower, or any one or more of them, to Lender, and the performance and discharge of all Borrower's obligations under the Note and the Related Documents. This is a guaranty of payment and performance and not of collection, so Lender can enforce this Guaranty against Guarantor even when Lender has not exhausted Lender's remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. Guarantor will make any payments to Lender or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Borrower's obligations under the Note and Related Documents. Under this Guaranty, Guarantor's liability is unlimited and Guarantor's obligations are continuing.

INDEBTEDNESS. The word "Indebtedness" as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys' fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing or hereafter arising or acquired, that Borrower individually or collectively or interchangeably with others, owes or will owe Lender. "Indebtedness" includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower, or any one or more of them, and any present or future judgments against Borrower, or any one or more of them, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms or acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Borrower for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.

If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender's rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor's liability will be Guarantor's aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

CONTINUING GUARANTY. THIS IS A "CONTINUING GUARANTY" UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE INDEBTEDNESS OF BORROWER, OR ANY ONE OR MORE OF THEM, TO LENDER, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON AN OPEN AND CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR'S OBLIGATIONS AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all the Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor's other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor's written notice of revocation must be mailed to Lender, by certified mail, at Lender's address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to new Indebtedness created after actual receipt by Lender of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include the Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. For this purpose and without limitation, "new Indebtedness" does not include all or part of the Indebtedness that is: incurred by Borrower prior to revocation; incurred under a commitment that became binding before revocation; any renewals, extensions, substitutions, and modifications of the Indebtedness. This Guaranty shall bind Guarantor's estate as to the Indebtedness created both before and after Guarantor's death or incapacity, regardless of Lender's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. Guarantor's obligations under this Guaranty shall be in addition to any of Guarantor's obligations, or any of them, under any other guaranties of the Indebtedness or any other person heretofore or hereafter given to Lender unless such other guaranties are modified or revoked in writing; and this Guarantor shall not, unless provided in this Guaranty, affect, invalidate, or supersede any such other guaranty. **It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor's heirs, successors and assigns so long as any of the Indebtedness remains unpaid and even though the Indebtedness may from time to time be zero dollars ($0.00).**

OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Guaranty hereby expressly agrees that recourse under this Guaranty may be had against both his or her separate property and community property.

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, **without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time:** (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the

Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Borrower's request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (F) upon Lender's request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor's financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor's financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR'S FINANCIAL STATEMENTS. Guarantor agrees to furnish Lender with the following:

Additional Requirements.

Guarantor's Tax Returns. As soon as available, but in no event later than 15 days after the applicable filing date for the tax reporting period ended, Guarantor's Federal income tax returns, including K-1 schedules, if applicable, prepared by Guarantor and satisfactory to Lender.

Guarantor's Personal Financial Statement. Guarantor's Personal Financial Statement due annually, but not more often than once in each 12 month period, or at Lender's discretionary request, prepared by Guarantor and acceptable to Lender.

All financial reports required to be provided under this Guaranty shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Guarantor as being true and correct.

GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (B) proceed against any person, including Borrower, before proceeding against Guarantor; (C) proceed against any collateral for the Indebtedness, including Borrower's collateral, before proceeding against Guarantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lender's power whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (H) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (J) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (K) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (L) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (M) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on the Indebtedness incurred prior to such revocation.

Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

Guarantor waives all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower's obligation is secured by real property. This means among other things: (N) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower. (O) If Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower's obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Guarantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Guarantor further understands and agrees that this Guaranty is a separate and independent contract between Guarantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Until all of the Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Guarantor may have against the Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to